                                                                    Exhibit 99.3

                       STOCK AND ASSET PURCHASE AGREEMENT

                                      among

                           THE COOPER COMPANIES, INC.,

                                  as Guarantor,

                        COOPERSURGICAL ACQUISITION CORP.,

                                  as Purchaser,

                                       and

                              NETOPTIX CORPORATION,

                            LEISEGANG MEDICAL, INC.,

                                  GALENICA INC.

                                       and

                        LEISEGANG FEINMECHANIK-OPTIK GMBH



                            -------------------------

                                   Dated as of

                                December 14, 1999

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----


ARTICLE I PURCHASE AND SALE OF SHARES AND ASSETS; SALES TAXES.....................................................2

    1.1    Transfer of the Share and Purchased Assets.............................................................2
    ---    ------------------------------------------
    1.2    Assets Not Being Transferred...........................................................................5
    ---    ----------------------------
    1.3    Instruments of Conveyance and Transfer, Etc............................................................6
    ---    --------------------------------------------
    1.4    Further Assurances.....................................................................................6
    ---    ------------------
    1.5    Assignment of Contracts, Rights, Etc...................................................................6
    ---    -------------------------------------
    1.6    Power of Attorney; Right of Endorsement, Etc...........................................................7
    ---    ---------------------------------------------
    1.7    Sales Taxes............................................................................................7
    ---    -----------
    1.8    Definitions............................................................................................8
    ---    -----------

ARTICLE II ASSUMED LIABILITIES; EXCLUDED LIABILITIES..............................................................8

    2.1    Liabilities Being Assumed..............................................................................8
    ---    -------------------------
    2.2    Liabilities Not Being Assumed..........................................................................8
    ---    -----------------------------

ARTICLE III PURCHASE PRICE; PURCHASE PRICE ADJUSTMENT............................................................11

    3.1    Purchase Price........................................................................................11
    ---    --------------
    3.2    Escrow Contribution...................................................................................11
    ---    -------------------
    3.3    Purchase Price Adjustment.............................................................................11
    ---    -------------------------
    3.4    Allocation of Purchase Price..........................................................................14
    ---    ----------------------------

ARTICLE IV CLOSING...............................................................................................14


ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLERS..........................................................15

    5.1    Organization; Good Standing; Qualification and Power..................................................15
    ---    ----------------------------------------------------
    5.2    Equity Investments of Leisegang GmbH..................................................................15
    ---    ------------------------------------
    5.3    Capital Stock of Leisegang GmbH; Ownership............................................................15
    ---    ------------------------------------------
    5.4    Authority; Noncontravention; Consents.................................................................16
    ---    -------------------------------------
    5.5    SEC Filings: Financial Statements.....................................................................16
    ---    ---------------------------------
    5.6    Royalties.............................................................................................17
    ---    ---------
    5.7    Absence of Undisclosed Liabilities....................................................................17
    ---    ----------------------------------
    5.8    Absence of Changes....................................................................................18
    ---    ------------------
    5.9    Tax Matters; Certain Definitions......................................................................20
    ---    --------------------------------
    5.10   Title to Assets, Properties and Rights and Related Matters............................................22
    ----   ----------------------------------------------------------
    5.11   Intellectual Property.................................................................................23
    ----   ---------------------
    5.12   Agreements, No Defaults, Etc..........................................................................24
    ----   -----------------------------
    5.13   Litigation, Etc.......................................................................................26
    ----   ----------------
    5.14   Compliance; Governmental Authorizations...............................................................26
    ----   ---------------------------------------
    5.15   FDA and Other Governmental Compliance.................................................................27
    ----   -------------------------------------
    5.16   Insurance.............................................................................................28
    ----   ---------
    5.17   Labor Relations: Employees............................................................................29
    ----   --------------------------
    5.18   ERISA Compliance......................................................................................29
    ----   ----------------
    5.19   Environmental Matters.................................................................................30
    ----   ---------------------
    5.20   Brokers...............................................................................................32
    ----   -------
    5.21   Accounts and Notes Receivable.........................................................................32
    ----   -----------------------------
    5.22   Accounts and Notes Payable............................................................................32
    ----   --------------------------
    5.23   Warranties of Products; Products Liability; Regulatory Compliance.....................................32
    ----   -----------------------------------------------------------------
    5.24   Inventories...........................................................................................33
    ----   -----------
    5.25   Suppliers, Consultants and Vendors....................................................................33
    ----   ----------------------------------
    5.26   Customers.............................................................................................33
    ----   ---------
    5.27   Real Property-Owned or Leased.........................................................................33
    ----   -----------------------------

    5.28   Year 2000.............................................................................................34
    ----   ---------
    5.29   Sufficiency of  Assets................................................................................35
    ----   ----------------------
    5.30   Disclosure............................................................................................35
    ----   ----------

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF COOPER..............................................................35

    6.1    Organization; Good Standing; Qualification and Power..................................................36
    ---    ----------------------------------------------------
    6.2    Authority; Corporate Action; Authority; No Conflict...................................................36
    ---    ---------------------------------------------------
    6.3    Litigation, Etc.......................................................................................36
    ---    ---------------
    6.4    Brokers...............................................................................................36
    ---    -------
    6.5    Consent...............................................................................................37
    ---    -------
    6.6    Purchase for Investment...............................................................................37
    ---    -----------------------
    6.7    Licenses; Authorizations..............................................................................37
    ---    ------------------------

ARTICLE VII CONDUCT AND TRANSACTIONS PRIOR TO AND AT CLOSING.....................................................37

    7.1    Access to Information.................................................................................37
    ---    ---------------------
    7.2    Conduct of each Seller................................................................................37
    ---    ----------------------
    7.3    Efforts to Consummate.................................................................................38
    ---    ---------------------
    7.4    Exclusivity...........................................................................................38
    ---    -----------
    7.5    Special Payment to Purchaser Based on Another Transaction.............................................40
    ---    ---------------------------------------------------------
    7.6    Public Announcements..................................................................................40
    ---    --------------------
    7.7    Consents..............................................................................................40
    ---    --------
    7.8    Notice of Prospective Breach; Supplement to Schedules.................................................40
    ---    -----------------------------------------------------
    7.9    Exchange of Proceeds..................................................................................41
    ---    --------------------
    7.10   Employee Matters......................................................................................41
    ----   ----------------
    7.11   Sublease..............................................................................................43
    ----   --------
    7.12   Quebec Bulk Sales Law.................................................................................43
    ----   ---------------------
    7.13   Products..............................................................................................43
    ----   --------

ARTICLE VIII CLOSING CONDITIONS..................................................................................43

    8.1    Conditions to Obligations of Purchaser................................................................43
    ---    --------------------------------------
    8.2    Conditions to Obligations of each Seller..............................................................46
    ---    ----------------------------------------

ARTICLE IX INDEMNIFICATION.......................................................................................48

    9.1    Indemnification Generally; Etc........................................................................48
    ---    -------------------------------
    9.2    Assertion of Claims...................................................................................50
    ---    -------------------
    9.3    Notice and Defense of Claims..........................................................................50
    ---    ----------------------------
    9.4    Survival of Representations and Warranties............................................................51
    ---    ------------------------------------------
    9.5    Limitations on Indemnification........................................................................52
    ---    ------------------------------
    9.6    Definitions...........................................................................................52
    ---    -----------
    9.7    Payments from Escrow Fund.............................................................................53
    ---    -------------------------

ARTICLE X TERMINATION; EFFECT OF TERMINATION.....................................................................53

    10.1   Termination...........................................................................................53
    ----   -----------
    10.2   Termination Procedures................................................................................54
    ----   ----------------------
    10.3   Effect of Termination.................................................................................54
    ----   ---------------------

ARTICLE XI POST CLOSING COVENANTS................................................................................54

    11.1   Access to Records.....................................................................................54
    ----   -----------------
    11.2   Physical Transfer of Purchased Assets.................................................................55
    ----   -------------------------------------
    11.3   Collection of Accounts Receivable.....................................................................55
    ----   ---------------------------------
    11.4   Sale of NetOptix Inventory............................................................................56
    ----   --------------------------
    11.5   Escrow Agreement......................................................................................57
    ----   ----------------
    11.6   Apportionments........................................................................................58
    ----   --------------
    11.7   Corporate Name Change.................................................................................59
    ----   ---------------------

ARTICLE XII MISCELLANEOUS PROVISIONS.............................................................................59


    12.1   Amendment.............................................................................................59
    ----   ---------
    12.2   Extension; Waiver.....................................................................................59
    ----   -----------------
    12.3   Entire Agreement......................................................................................59
    ----   ----------------
    12.4   Severability..........................................................................................60
    ----   ------------
    12.5   Benefits of Agreement.................................................................................60
    ----   ---------------------
    12.6   Fees and Expenses.....................................................................................60
    ----   -----------------
    12.7   Headings..............................................................................................60
    ----   --------
    12.8   Notices...............................................................................................60
    ----   -------
    12.9   Counterparts..........................................................................................61
    ----   ------------
    12.10  Governing Law.........................................................................................62
    -----  -------------
    12.11  Incorporation of Exhibits and Schedules...............................................................62
    -----  ---------------------------------------
    12.12  Independence of Covenants and Representations and Warranties..........................................62
    -----  ------------------------------------------------------------
    12.13  Interpretation; Construction..........................................................................62
    -----  ----------------------------
    12.14  Definitions...........................................................................................63
    -----  -----------
    12.15  Remedies..............................................................................................65
    -----  --------

ARTICLE XIII NETOPTIX AS REPRESENTATIVE..........................................................................65


ARTICLE XIV JURISDICTION.........................................................................................66

    14.1   Mutual Waiver of Jury Trial...........................................................................66
    ----   ---------------------------
    14.2   Exclusive Jurisdiction................................................................................66
    ----   ----------------------

                             SCHEDULE AND EXHIBITS
                             ---------------------

EXHIBITS
Exhibit A                -   Form of Bill of Sale of the U.S. Sellers
Exhibit B                -   Form of Bill of Sale of Galenica
Exhibit C                -   Form of Escrow Agreement
Exhibit D                -   Form of Opinion of counsel to the Sellers-Closing
Exhibit E                -   Form of Opinion of counsel to the Sellers-Delaware Law
Exhibit F                -   Form of Opinion of counsel to Galenica
Exhibit G                -   Form of Opinion of counsel to Leisegang GmbH
Exhibit H                -   Form of Non-Competition Agreement
Exhibit I                -   Form of Opinion of counsel to the Purchaser

SCHEDULES
Schedule 1.1(a)(i)       -   Products
Schedule 1.1(a)(iv)      -   Tangible Personal Property
Schedule 1.1(a)(vi)      -   Intellectual Property Rights
Schedule 1.1(a)(ix)      -   Assigned Contracts
Schedule 3.1             -   Gross Margin Shortfall Calculation
Schedule 3.3(a)          -   Valuation of Inventory and Assumed Liabilities
Schedule 3.4             -   Statement of Allocation
Schedule 5.1             -   Organization; Good Standing; Qualification and Power
Schedule 5.2             -   Equity Investments
Schedule 5.3             -   Capital Stock of Leisegang GmbH
Schedule 5.4             -   Authority; Noncontravention; Consents
Schedule 5.5             -   SEC Filings; Subsidiary Financial Statements
Schedule 5.7             -   Absence of Undisclosed Liabilities
Schedule 5.8             -   Absence of Changes
Schedule 5.9             -   Tax Matters; Certain Definitions
Schedule 5.10(a)         -   Title to Assets, Properties and Rights and Related Matters
Schedule 5.10(b)         -   Permitted Encumbrances
Schedule 5.11            -   Intellectual Property
Schedule 5.12            -   Agreements, No Defaults, Etc.
Schedule 5.13            -   Litigation, Etc.
Schedule 5.14            -   Compliance; Governmental Authorizations
Schedule 5.15            -   FDA Compliance
Schedule 5.16            -   Insurance
Schedule 5.17            -   Labor Relations: Employees
Schedule 5.18            -   ERISA Compliance
Schedule 5.19            -   Environmental Matters
Schedule 5.20            -   Brokers
Schedule 5.21            -   Accounts and Notes Receivable
Schedule 5.22            -   Accounts and Notes Payable
Schedule 5.24            -   Inventories
Schedule 5.25            -   Suppliers, Consultants and Vendors

Schedule 5.26            -   Customers
Schedule 5.27            -   Real Property - Owned or Leased
Schedule 5.28            -   Year 2000
Schedule 11.5            -   NetOptix Inventory

                                      -v-

                             INDEX OF DEFINED TERMS
                             ----------------------

         The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:

TERM                                                                                                       LOCATION
----                                                                                                       --------

Accountant's Determination...................................................................................3.3(c)
Acquisition Expenses.........................................................................................7.4(a)
Affiliate.....................................................................................................12.14
Agreement.....................................................................................................12.13
Another Transaction..........................................................................................7.4(a)
Asset Closing............................................................................................ARTICLE IV
Asset Seller...............................................................................................Recitals
Assigned Contracts.......................................................................................1.1(a)(ix)
Assumed Liabilities.............................................................................................2.1
Berlin Facility..........................................................................................1.1(a)(ii)
Best Knowledge................................................................................................12.13
Bills of Sale...................................................................................................1.3
Business Day..................................................................................................12.14
Business...................................................................................................Recitals
By-laws.........................................................................................................5.1
Canadian Office Facility.................................................................................1.1(a)(ii)
Canadian Manufacturing Facility..........................................................................1.1(a)(ii)
Canadian Mortgages...........................................................................................2.1(c)
CERCLA......................................................................................................5.19(e)
CERCLIS.....................................................................................................5.19(e)
Charter.........................................................................................................5.1
Claim.......................................................................................................11.3(e)
Closing..................................................................................................ARTICLE IV
Closing Date.............................................................................................ARTICLE IV
Closing Statements...........................................................................................3.3(b)
Code......................................................................................................3.4(b)(i)
Company.....................................................................................................Caption
Company Employee Plans......................................................................................5.18(a)
Contract....................................................................................................5.12(a)
Control.......................................................................................................12.14
Debtor......................................................................................................11.3(e)
Direct Claim.................................................................................................9.3(e)
Disputed Receivable.........................................................................................11.3(e)
Employee Benefit Plan.......................................................................................5.18(b)
Encumbrances..................................................................................................12.14
Environmental, Health and Safety Laws.......................................................................5.19(e)
ERISA Affiliate.............................................................................................5.18(b)
ERISA...................................................................................................5.12(a)(vi)
Escrow Account..................................................................................................3.2
Escrow Agent....................................................................................................3.2


Escrow Agreement................................................................................................3.2
Escrow Amount................................................................................................3.1(a)
Escrow Fund.....................................................................................................3.2
Escrow Income...............................................................................................11.5(a)
Examination Period...........................................................................................3.3(b)
Exchange Proceeds ..............................................................................................7.9
Excluded Assets..............................................................................................1.2(b)
Excluded Liabilities.........................................................................................2.2(b)
Facilities...............................................................................................1.1(a)(ii)
FDA.........................................................................................................5.15(a)
FDA QSR..................................................................................................5.15(b)(v)
Final Decree............................................................................................11.5(a)(iv)
Florida Facility.........................................................................................1.1(a)(ii)
Florida Facility Lease........................................................................................12.14
Foreign Subsidiaries........................................................................................Caption
GAAP..........................................................................................................12.14
Galenica....................................................................................................Caption
Governmental Entity..........................................................................................5.4(c)
Godin...................................................................................................7.10(a)(ii)
Gross Margin Shortfall.......................................................................................3.1(a)
Hazardous Materials.........................................................................................5.19(e)
Incremental Sales Cost......................................................................................11.4(d)
Indemnified Persons.............................................................................................9.6
Indemnifying Persons............................................................................................9.6
Information Technology......................................................................................5.28(b)
Intellectual Property Rights................................................................................5.11(c)
Inventory...............................................................................................1.1(a)(iii)
Inventory and Receivables Statement.......................................................................3.3(a)(i)
IRS.......................................................................................................5.9(c)(i)
Latest Seller SEC Report.....................................................................................5.5(a)
Latest Subsidiary Balance Sheet..............................................................................5.5(c)
Law(s)........................................................................................................12.14
Leased Property.............................................................................................5.27(a)
Leisegang...................................................................................................Caption
Leisegang Employees......................................................................................7.11(a)(i)
Leisegang GmbH..............................................................................................Caption
Liability.....................................................................................................12.14
Licensed Requisite Rights................................................................................5.11(a)(i)
Litigation Expense............................................................................................12.14
Losses........................................................................................................12.14
Marcotte................................................................................................7.10(a)(ii)
Massachusetts Facility......................................................................................1.1(ii)
Material Adverse Effect.......................................................................................12.14
MDRs..................................................................................................5.15(b)(viii)
NetOptix....................................................................................................Caption
NetOptix Inventory..........................................................................................11.4(a)

Net Receivables.........................................................................................3.3(a)(iii)
Net Receivables Amount......................................................................................11.3(d)
Non-Competition Agreement.................................................................................8.1(i)(i)
Non-Subleased Premises......................................................................................11.2(b)
Objection Notice.............................................................................................3.3(c)
Orders........................................................................................................12.14
Owned Requisite Rights...................................................................................5.11(a)(i)
Parent......................................................................................................Caption
Permits.......................................................................................................12.14
Permitted Encumbrances........................................................................................12.14
Person........................................................................................................12.14
Physical Inventory........................................................................................3.3(a)(i)
PMA.........................................................................................................5.15(a)
Pre-Closing Period..............................................................................................7.1
Proceedings...................................................................................................12.14
Products..................................................................................................1.1(a)(i)
Purchase Price..................................................................................................3.1
Purchased Assets.............................................................................................1.1(b)
Purchaser........................................................................................Caption and 1.1(e)
Purchaser Indemnified Persons...................................................................................9.6
Purchaser Indemnifying Persons..................................................................................9.6
Purchaser Losses................................................................................................9.6
Receivables.................................................................................................11.3(e)
Related Documents............................................................................................8.1(i)
Representatives...............................................................................................12.14
Requesting Party...............................................................................................11.1
Requisite Rights.........................................................................................5.11(a)(i)
Sale.......................................................................................................Recitals
Sales Return Liability.......................................................................................2.1(b)
SEC...........................................................................................................12.14
Securities Act................................................................................................12.14
Securities Exchange Act.......................................................................................12.14
Seller Indemnified Persons......................................................................................9.6
Seller Indemnifying Persons.....................................................................................9.6
Seller Losses...................................................................................................9.6
Seller SEC Reports...........................................................................................5.5(a)
Sellers.....................................................................................................Caption
Settlement Agreement.........................................................................................3.3(c)
Sellers' Inventory........................................................................................3.3(a)(i)
Share......................................................................................................Recitals
Share Closing............................................................................................ARTICLE IV
Share Transfer Agreement..................................................................................8.1(i)(v)
Special Tax Losses...........................................................................................9.1(b)
Statement of Allocation......................................................................................3.4(b)
Statement of Assets and Liabilities.......................................................................3.3(a)(i)
Sublease......................................................................................................12.14

Subsidiary Financial Statements..............................................................................5.5(c)
Survival Date...................................................................................................9.4
Tax Return...................................................................................................5.9(d)
Taxes........................................................................................................5.9(d)
Third Party Claim...............................................................................................9.3
Title Commitment............................................................................................5.27(b)
Transaction Taxes...............................................................................................1.7
U.S. Sellers................................................................................................Caption
Year 2000 Compliant.........................................................................................5.28(b)

                  STOCK AND ASSET PURCHASE AGREEMENT dated as of December 14, 1999 among THE COOPER COMPANIES, INC., a Delaware corporation, as guarantor of the Purchaser's obligations under this Agreement and each Related Document to which the Purchaser is a party ("Parent"), COOPERSURGICAL ACQUISITION CORP., a Delaware corporation that is wholly-owned by Parent (the "Purchaser"), NETOPTIX CORPORATION, a Delaware corporation ("NetOptix"), LEISEGANG MEDICAL, INC., a Florida corporation ("Leisegang" or the "Company"), GALENICA INC., a company continued under the laws of the Province of New Brunswick, Canada ("Galenica"), and LEISEGANG FEINMECHANIK-OPTIK GMBH, a company organized under the laws of Germany ("Leisegang GmbH"). NetOptix, Leisegang, Galenica and Leisegang GmbH are collectively called the "Sellers" and individually called a "Seller." NetOptix and Leisegang are collectively called the "U.S. Sellers" and individually called a "U.S. Seller." Galenica and Leisegang GmbH are collectively called the "Foreign Subsidiaries".

                                    RECITALS


         A. NetOptix is the record and beneficial owner of all shares of capital stock, each with a par value of DM 50,000.00 per share, of Leisegang GmbH (collectively, the "Share").

         B. NetOptix and the other Sellers are engaged in the business of developing, manufacturing and distributing women's health-related medical products (the "Business") including colposcopes, ultrasound devices, rigid and flexible hysteroscopes, fetal monitors, endoscopes, single-use vaginal specula and a variety of surgical and diagnostic instruments and accessories.

         C. The U.S. Sellers and Galenica (each, an "Asset Seller," and together, the "Asset Sellers") desire to sell to the Purchaser, and the Purchaser desires to purchase from the Asset Sellers, certain of the assets of the Asset Sellers, subject to the Purchaser's assumption of certain specified liabilities of the Asset Sellers, in each case related to the Business, on the terms and subject to the conditions contained in this Agreement and NetOptix desires to sell to the Purchaser, and the Purchaser desires to purchase from NetOptix, the Share (the "Sale").

         ACCORDINGLY, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

               PURCHASE AND SALE OF SHARES AND ASSETS; SALES TAXES

1.1      TRANSFER OF THE SHARE AND PURCHASED ASSETS.

         (a) On the terms and subject to the conditions contained in this Agreement, at the Closing (x) NetOptix shall sell, transfer, convey and assign to the Purchaser, free and clear of adverse claims and all other Encumbrances, and the Purchaser shall purchase and acquire from NetOptix, all of NetOptix' right, title and interest to the Share and (y) the Asset Sellers shall sell, transfer, convey and assign to the Purchaser, free and clear of all Encumbrances except Permitted Encumbrances, and the Purchaser shall purchase and acquire from the Asset Sellers, all of the Asset Sellers' right, title and interest in, to and under the assets, properties, interests in properties and rights of the Asset Sellers relating to the Business of every kind and description, whether real, personal or mixed, tangible or intangible (other than the Excluded Assets), wherever located, as the same shall exist immediately prior to the Closing, including the following:

                  (i) the products listed on SCHEDULE 1.1(a)(i) hereto (the "Products");

                  (ii) all manufacturing, production, maintenance, packaging and/or testing machinery and equipment, tools, dies, molds, jigs, patterns, gauges (together with all spare and maintenance parts) used in or relating to the Products and the Business which (i) are located on, or normally located on but temporarily removed from or in transit to the facilities of the Business at the following locations: the facility of NetOptix in Sturbridge, Massachusetts (the "Massachusetts Facility"), the facility of Galenica in St. Luboire, Quebec, Canada (the "Canadian Manufacturing Facility"), the facility of Galenica in Mirabel, Quebec, Canada (the "Canadian Office Facility") and the facility of Leisegang in Boca Raton, Florida (the "Florida Facility") (collectively, with Leisegang GmbH's facility in Berlin, Germany (the "Berlin Facility"), the "Facilities") or (ii) are owned by the Asset Sellers and have been furnished to any supplier, subcontractor or other Person in connection with the manufacture, sale or servicing of the Products;

                  (iii) all inventory, raw materials, components, work-in-progress, finished products, packaging materials and stores and supplies existing as of the Closing relating to the Products and the Business including any of the foregoing (i) located on, or normally located on but temporarily removed from, or in transit to, the Facilities or (ii) furnished to any supplier, subcontractor or other Person in connection with the manufacture, sale or servicing of any Product or (iii) which are in transit to customers, but not including the NetOptix Inventory as hereinafter defined (collectively, the "Inventory");

                  (iv) the office furniture and equipment (consisting of desks, chairs, tables, bookcases, partitions and cubicle spaces, personal computers, printers and other equipment) which are located on the Non-Subleased Premises and which are connected with the employees of Leisegang hired at the Closing by the Purchasers, and all other items of tangible personal property listed on SCHEDULE 1.1(a)(iv) hereto;

                  (v) all accounts and notes receivable of the Business;

                  (vi) all intellectual property relating to the Products and the Business including know-how, proprietary processes and information, computer software and the Intellectual Property Rights identified on
         SCHEDULE 1.1(a)(vi) hereto, including the name "Leisegang" and the other names listed on such schedule, and the goodwill connected with such names, the Products and the Business and all software and other Intellectual Property Rights used in connection therewith;

                  (vii) all prepaid expenses, advances and deposits (other than prepaid insurance premiums) relating to the Products and the Business;

                  (viii) the books, records and files (including computer files and electronic media), correspondence, supplier and customer records and information, blue prints, drawings and other technical papers and specifications, records and files concerning the Products, including those related to the FDA and other Governmental Entities, product research and test data, quality control records, service manuals, service bulletins, training materials, product bulletins, product information booklets, business plans, inventory records, appraisals, maintenance and asset history and depreciation records, accounting records, ledgers and books of original entry that primarily relate to the Business, sales, customer, vendor and purchase history of the Business for the last four years in computer and other formats, all technical manuals and other documents necessary to the use of the Purchased Assets including Intellectual Property Rights, the production of the Products by the Sellers and the conduct of the Business by the Sellers;

                  (ix) all contracts, licenses, commitments, personal property leases, purchase orders, sales orders and other agreements relating to the Business (i) which are identified on SCHEDULE 1.1(a)(ix) hereto,
         (ii) which are purchase and sales orders entered into in the ordinary course of business of the Business consistent with past practice from the date of this Agreement to the Closing Date and (iii) which are contracts, licenses, commitments, personal property leases and other agreements relating to the Business which have been disclosed by the Asset Sellers in writing to the Purchaser and which the Purchaser, in its discretion, consents on or prior to the Closing Date to include in the Purchased Assets (collectively, the "Assigned Contracts");

                  (x) warranties and guarantees from vendors, suppliers and manufacturers of the Purchased Assets and all rights, choses in action and claims, known or unknown, matured or unmatured, accrued or contingent, against third parties (including all warranty, indemnity and other contractual claims, whether express, implied or otherwise), to the extent relating to any Purchased Asset or any Assumed Liability (and any such right, chose in action or claim to the extent relating to an Excluded Asset or an Excluded Liability shall remain with the Asset Sellers);

                  (xi) all rights (including experience ratings) with respect to unemployment, workers' compensation and other similar insurance reserves, if applicable, of Galenica;

                  (xii) all transferable federal, state, local and foreign governmental Permits, authorizations and approvals relating to the Products and the Business, except those related to the Massachusetts Facility and those certain portions of the Florida Facility which are not at Closing being subleased by the Purchaser;

                  (xiii) all purchase orders, forms, labels, shipping materials, catalogs, brochures, art works, photographs and advertising, sales and promotional materials relating to the Business;

                  (xiv) all telephone, telex and facsimile numbers and all listings of the Business in all telephone books and directories;

                  (xv) all interests in websites associated with the Business and software and licenses connected therewith;

                  (xvi) the real property which is part of the Canadian Manufacturing Facility, together with all appurtenances to such real property and all of the Seller's interest in all of the structures, fixtures and improvements located thereon;

                  (xvii) the lease for the Canadian Office Facility;

                  (xviii) all other goodwill associated with the Business; and

                  (xix) all other assets of any nature whatsoever used by the Asset Sellers in the operation of the Business or relating to the Purchased Assets, other than the Excluded Assets.

         (b) For convenience of reference, the assets, properties, interests in properties and rights that are to be sold, transferred, conveyed and assigned by the Asset Sellers to the Purchaser at the Closing pursuant to SECTION 1.1(a) are collectively called the "Purchased Assets" in this Agreement.

         (c) Anything contained in this Agreement to the contrary notwithstanding, to the extent that any asset, property, interest in property or right relating to, or used or held for use by, the Asset Sellers in the conduct of, or otherwise relating to, the operation of the Business is owned by any shareholder, any subsidiary of the Asset Sellers or any other Affiliate of the Asset Sellers, such asset, property, interest in property or right shall be deemed to be a Purchased Asset for all purposes of this Agreement, and the Asset Sellers shall do, and shall cause any such shareholder, subsidiary or other Affiliate of the Asset Sellers to do, all things required to be done by the Asset Sellers with respect thereto, including those things set forth in SECTIONS 1.3, 1.4 and 1.5.

         (d) Purchased Assets set forth on each schedule to this SECTION 1.1, shall be separately stated on such schedule as Purchased Assets owned by each U.S. Seller and by Galenica, respectively.

         (e) The Purchaser may purchase the Share and all or part of the Purchased Assets itself, or cause the Share and/or all or any part of the Purchased Assets to be purchased by one or more, direct or indirect, wholly-owned subsidiaries of the Parent, the identity of which shall be designated in writing to NetOptix prior to Closing. No such designation shall relieve the Purchaser or the Parent from any liability or obligation hereunder. In this Agreement, "Purchaser" means the Purchaser and one or more of such subsidiaries, or any of them.

1.2      ASSETS NOT BEING TRANSFERRED.

         (a) Anything contained in SECTION 1.1 or elsewhere in this Agreement to the contrary notwithstanding, the following are expressly excluded from the Purchased Assets:

                  (i) the consideration delivered to the Asset Sellers pursuant to this Agreement;

                  (ii) cash and cash equivalents of the Asset Sellers on hand and in banks;

                  (iii) assets located at the Facilities but owned by third Persons;

                  (iv) all right, title, and interest of the Asset Sellers in, to, and under all Contracts which are not Assigned Contracts;

                  (v) insurance policies and rights and obligations thereunder, subject to SECTION 7.9;

                  (vi) the minute books and ownership record books of the Asset Sellers;

                  (vii) the capital stock of or other equity interests in the Asset Sellers;

                  (viii) any assets relating to any Employee Benefit Plan of NetOptix, Leisegang and Galenica;

                  (ix) the real property which is part of the Massachusetts and Florida Facilities and any leases for that real property, and any related leasehold improvements;

                  (x) the name "Galileo" and derivatives, and any rights thereto or registrations thereof; (xi) the office furniture and equipment (consisting of desks, chairs, tables, bookcases, partitions and cubicle spaces, personal computers, printers and other equipment) which are located on the Non-Subleased Premises and which are not connected with the employees of Leisegang hired at the Closing by the Purchaser; and

                  (xii) contracts, licenses, commitments, personal property leases, purchases orders, sales orders and other agreements which are not Assigned Contracts.

         (b) For convenience of reference, any assets of the Asset Sellers which are not included in the Purchased Assets are collectively called the "Excluded Assets" in this Agreement.

1.3      INSTRUMENTS OF CONVEYANCE AND TRANSFER, ETC.

         At the Closing:

         (a) NetOptix shall assign and transfer to the Purchaser good title in and to the Share, free and clear of all adverse claims and all other Encumbrances, by delivering the Share Transfer Agreement, duly executed by NetOptix, and by performing such acts and delivering to the Purchaser such items as may be required by the Share Transfer Agreement; and

         (b) each of the U.S. Sellers and Galenica shall execute and deliver to the Purchaser bill of sale, assignment and assumption agreements in substantially the form of EXHIBIT A and EXHIBIT B hereto, respectively (collectively, the "Bills of Sale"), and such other deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall be necessary or desirable to transfer, convey and assign good and marketable title to the Purchased Assets to the Purchaser free and clear of any and all Encumbrances except Permitted Encumbrances. Each Asset Seller shall take all reasonable legal steps that may be necessary to put the Purchaser in possession and operating control of the Purchased Assets.

1.4      FURTHER ASSURANCES.

         The Asset Sellers shall promptly pay or deliver to the Purchaser any Purchased Asset which may be received by any Asset Seller after the Closing. Each Asset Seller shall, at any time and from time to time after the Closing, upon the request of the Purchaser, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to transfer, assign, convey, grant and confirm to the Purchaser, or to aid and assist in the collection of or reducing to possession by the Purchaser, the Purchased Assets, or to vest in the Purchaser good and marketable title to the Purchased Assets as herein provided.

1.5      ASSIGNMENT OF CONTRACTS, RIGHTS, ETC.

         Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to sell, transfer, sublease or assign any Assigned Contract (or any claim or right or any benefit arising thereunder or resulting therefrom) if the attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Purchaser or any of the Asset Sellers thereunder. Each Asset Seller shall use its commercially reasonable efforts to obtain the consent of the other party to any Assigned Contract to the transfer, sublease or assignment thereof to the Purchaser in all cases in which such consent is required for the transfer, sublease or assignment of any such Assigned Contract, including any novation required to assign contracts with certain Governmental Entities. If any such consent is not obtained and the Closing occurs, each Asset Seller shall use its commercially reasonable efforts (which shall not require payment of amounts to any other party to an Assigned Contract) to provide for the Purchaser the benefits of such Assigned Contract, including (a) adherence to reasonable procedures established by the Purchaser for the immediate transfer to the Purchaser of any payments or other funds received by any Asset Seller thereunder and (b) enforcing at the expense of the Purchaser for the benefit of the Purchaser any and all rights of each Asset Seller thereunder against the other party or parties thereto arising out of the breach or cancellation thereof by such other party or parties or otherwise.

1.6      POWER OF ATTORNEY; RIGHT OF ENDORSEMENT, ETC.

         Effective as of the Closing, each Asset Seller hereby constitutes and appoints the Purchaser as its true and lawful attorney, with full power of substitution, in the name of the Purchaser or any of the Asset Sellers, on behalf, for the benefit and at the expense of the Purchaser, solely (a) to collect all Purchased Assets, (b) to endorse, without recourse, checks, notes and other instruments in connection with or attributable to the Purchased Assets and the Assumed Liabilities, (c) to institute and prosecute all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title in, to or under or otherwise attributable to the Purchased Assets and the Assumed Liabilities, (d) to defend and compromise all actions, suits or proceedings with respect to any of the Purchased Assets, as well as any Assigned Contracts, or the Assumed Liabilities and (e) to do all such reasonable acts and things with respect to the Purchased Assets, as well as any Assigned Contracts, or the Assumed Liabilities as the Purchaser may deem advisable. The foregoing powers are coupled with an interest and shall not be revocable by any Asset Seller, directly or indirectly, by the dissolution of any Asset Seller or in any other manner. The Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers with respect to the Purchased Assets and the Assigned Contracts, and each Asset Seller shall promptly pay to the Purchaser any amounts received by such Seller after the Closing with respect to the Purchased Assets and the Assigned Contracts.

1.7      SALES TAXES.

         The Asset Sellers shall bear one-half and the Purchaser shall bear one-half of any sales taxes, use taxes, transfer taxes, documentary charges, recording fees, costs arising from the notarial deed required under German law to consummate the transactions contemplated hereunder and under the Share Transfer Agreement, or similar taxes, charges or fees that may become payable in connection with the sale of the Share and the Purchased Assets to the Purchaser (the "Transaction Taxes"). If the Asset Sellers pay less than one-half of the total Transaction Taxes, NetOptix shall pay to the Purchaser a sum equal to the difference between one-half of the total Transaction Taxes and the amount of Transaction Taxes so paid by the Asset Sellers. If the Purchaser pays less than one-half of the total Transaction Taxes, it shall pay to NetOptix a sum equal to the difference between one-half of the total Transaction Taxes and the amount of Transaction Taxes so paid by the Purchaser. The Asset Sellers and the Purchaser shall timely pay the amount of Transaction Taxes they are obligated to pay to the appropriate Governmental Entity, and NetOptix shall thereafter send evidence to the Purchaser and the Purchaser shall send evidence to NetOptix that such Transaction Taxes have been paid. The Asset Sellers and the Purchaser shall use commercially reasonable efforts to reduce the total Transaction Taxes, including applying for any reduction, rebate or refund of the Transactions Taxes available under applicable Law. The amount of any such reduction, rebate or refund shall be taken into consideration when calculating the total Transaction Taxes.

1.8      DEFINITIONS.

         Certain capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in SECTION 12.14.

                                   ARTICLE II

                    ASSUMED LIABILITIES; EXCLUDED LIABILITIES

2.1      LIABILITIES BEING ASSUMED.

         Upon the terms and subject to the conditions of this Agreement, effective as of the Closing, and from and after the Closing, the Purchaser shall pay or assume, perform and discharge when due, the following, and only the following, Liabilities of the Asset Sellers (collectively, the "Assumed Liabilities"):

         (a) all Liabilities accruing from and after the Closing Date under the Assigned Contracts in accordance with their respective terms, but in each case only to the extent such Assigned Contracts have been effectively assigned and transferred to the Purchaser pursuant to the provisions hereof;

         (b) the amount of all product warranty obligations arising in the ordinary course of the Business which are accrued on or before Closing to accept sales returns and to provide allowances to customers subsequent to the Closing Date, up to not more than a total of $150,000 (the "Sales Return Liability");

         (c) an aggregate of up to $60,000 of the Liabilities under the registered mortgages (collectively, the "Canadian Mortgages") on the Canadian Manufacturing Facility, one in favor of the Business Development Bank of Canada and the other in favor of Caisse Populaire de St. Luboire;

         (d) commission obligations incurred by the Asset Sellers pursuant to its existing agreements with sales personnel and distributors for sales of the Products shipped by the Purchaser subsequent to the Closing Date based on orders for the Products accepted by the Seller prior to the Closing Date; and

         (e) all Liabilities relating to or arising out of the operation or conduct of the Business from and after the Closing Date.

2.2      LIABILITIES NOT BEING ASSUMED.

         (a) This Agreement is intended as and shall be deemed to be an agreement for the sale and purchase of capital stock and assets and, except as is specifically provided for in this Agreement, none of the provisions hereof shall be deemed to create any obligation or liability of the Purchaser to any Person that is not a party to this Agreement, whether under a third-party beneficiary theory, successor liability theory or otherwise. Except as is otherwise provided in this Agreement, the Purchaser shall not, as a result of the execution and consummation of this Agreement, assume, discharge or become liable for any of the liabilities, obligations, debts, contracts or other commitments of any of the Asset Sellers of any kind or nature whatsoever, known or unknown, fixed, approved, contingent or otherwise, existing on the Closing Date or arising out of any transaction entered into, or any state of facts existing, prior to, at or subsequent to the Closing Date.

         (b) Anything contained in this Agreement to the contrary notwithstanding, the Purchaser is not assuming any Liabilities of the Asset Sellers other than the Assumed Liabilities, whether or not relating to the Purchased Assets or the Business, all of which Liabilities shall at and after the Closing remain the exclusive responsibility and obligation of the Asset Sellers (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Purchaser is not assuming any of the following
Liabilities:

         (c) any Liability of any Asset Seller under this Agreement;

         (d) any Liability of any Asset Seller for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement, the Related Documents or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby (including all attorneys' and accountants' fees, and brokers' or finders' fees incurred by or imposed upon any Asset Seller);

         (e) any Liability of any Asset Seller for any account payable, indebtedness or expense;

         (f) any Liability of any Asset Seller with respect to any Taxes for any period ending on or prior to the Closing Date (or the portion ending on the Closing Date of any period that includes but does not end on the Closing Date);

         (g) any Liability of any Asset Seller (A) arising by reason of any violation or alleged violation of any Law or any requirement of any Governmental Entity, (B) arising under any Environmental, Health and Safety Laws, including those with respect to any Asset Seller's operation of any business or the Purchased Assets (including any properties previously owned, leased or occupied by any Asset Seller) or (C) arising by reason of any breach or alleged breach by any Asset Seller of any Contract or Order, in any such case to the extent such Liability results from or arises out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which any Proceeding or Claim is commenced or made is after the Closing;

         (h) except as provided in SECTION 2.1(b) above, any Liability for the return by any customer of any Asset Seller of a product manufactured or sold by any Asset Seller on or prior to the Closing or any Liability or Claim for any product or service manufactured, sold, distributed or performed, as the case may be, by any Asset Seller on or prior to the Closing based on any express warranty, oral or written, or any implied warranty arising due to the statements or conduct of any Asset Seller or its employees or agents;

         (i) any Liability of any Asset Seller for which the Purchaser may become liable as a result of or in connection with the failure by any Asset Seller to fully and properly comply with any applicable bulk sales or transfers laws, including but not limited to any liability in connection with non-compliance with the Bulk Sales Law of Quebec.

         (j) any Liability of any Asset Seller arising out of the injury to or death of any person, or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from or related to products (or parts of components thereof) distributed or otherwise disposed of or for services performed by any Asset Seller, to the extent any of such Liabilities result from or arise out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which any Proceeding or Claim is commenced or made is after the Closing;

         (k) any Liability of any Asset Seller relating to any Proceeding arising out of or in connection with its conduct of the Business or any other business prior to the Closing or any other conduct of any Asset Seller's officers, directors, employees, stockholders, consultants, agents or advisors, whether or not disclosed on the Schedules hereto;

         (l) except as provided in SECTION 7.10(a)(i), any Liability of any Asset Seller for severance pay or the like with respect to any employee of any Asset Seller;

         (m) except as provided in SECTION 7.10(a)(i), any Liability relating to a contractual obligation of any Asset Seller, whether written or oral, for bonuses or like payments to any director, officer or employee of any Asset Seller for the period ending on or prior to the Closing;

         (n) any Liability relating to any Employee Benefit Plan of the Asset Sellers;

         (o) any Liability of any Asset Seller for worker's compensation based on an event occurring on or prior to the Closing Date;

         (p) any Liability of any Asset Seller which relates to the Excluded Assets; and

         (q) any other Liability of any Asset Seller not expressly assumed by the Purchaser under SECTION 2.1 (including any Liabilities arising out of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing, regardless of when asserted, which are not expressly described in
SECTION 2.2).

         Each Asset Seller acknowledges that it is retaining the Excluded Liabilities, and the Asset Sellers shall pay, discharge and perform all Excluded Liabilities promptly when due.

         In addition, the Purchaser is not responsible for any Liability of Leisegang GmbH (i) accruing on or before the Closing which is not reflected as a Liability on its Statement of Assets and Liabilities and (ii) any Liabilities not included in the Statement of Assets and Liabilities with respect to the termination by Leisegang GmbH of the nine (9) employees pursuant to SECTION 7.10(a)(iii) that accrue after the Closing. All such Liabilities described in clauses (i) and (ii) shall be "Excluded Liabilities" for all purposes hereunder.

                                  ARTICLE III

                    PURCHASE PRICE; PURCHASE PRICE ADJUSTMENT

3.1      PURCHASE PRICE.

         Subject to SECTION 3.3, as the aggregate consideration for the sale of the Share and the Purchased Assets to the Purchaser:

             (a) at the Closing, the Purchaser shall pay (i) to NetOptix by wire transfer of immediately available funds, $9,000,000, minus an amount equal to the Gross Margin Shortfall described on SCHEDULE 3.1, if any, and (ii) to the Escrow Agent by wire transfer of immediately available funds, $1,000,000 (the "Escrow Amount") which shall be deposited in escrow as hereinafter provided; and

             (b) at the Closing, the Purchaser shall assume the Assumed Liabilities.

         The "Purchase Price" means $10,000,000, as adjusted pursuant to SECTION 3.3, less the Gross Margin Shortfall plus the amount of the Assumed Liabilities.

3.2      ESCROW CONTRIBUTION.

             At the Closing, the Escrow Amount shall be deposited by the Purchaser into an escrow account (the "Escrow Account") with Chase Bank, N.A. (the "Escrow Agent") to be established and distributed in accordance with the terms and conditions set forth in this Agreement and the escrow agreement, which shall be in substantially the form attached hereto as EXHIBIT C (the "Escrow Agreement"). The amount in the Escrow Account is called the "Escrow Fund".

3.3      PURCHASE PRICE ADJUSTMENT.

             (a) Preparation of Closing Statements.

                  (i) As of the Closing, the Purchaser shall (a) take a physical inventory ("Physical Inventory") of all the Inventory and of the inventory owned by Leisegang GmbH (collectively, the "Sellers' Inventory") in a manner to be agreed upon by NetOptix and the Purchaser (which may be observed by NetOptix), (b) prepare a written statement which sets forth the value as of the Closing of the Sellers' Inventory and the Net Receivables for each Asset Seller (the "Inventory and Receivables Statement") and (c) prepare a statement which sets forth the value as of the Closing of the assets and liabilities of Leisegang GmbH (the "Statement of Assets and Liabilities"). The Purchaser shall deliver to NetOptix within sixty (60) days of Closing the Inventory and Receivables Statement and the Statement of Assets and Liabilities.

                  (ii) The Sellers' Inventory and Net Receivables and the assets and liabilities of Leisegang GmbH on the Statement of Assets and Liabilities shall be determined in accordance with GAAP, each as modified in accordance with the methodology set forth on SCHEDULE 3.3(a)(i) and as follows:

                  (A) Liabilities in the Leisegang GmbH Statement of Assets and Liabilities shall reflect all Liabilities with respect to the employee terminations required by SECTION 7.10 that have not been fully paid by the Sellers by the Closing Date;

                  (B) all intercompany Receivables and other assets and all intercompany Liabilities shall be eliminated or released; and

                  (C) No Sales Return Liability shall be accrued on the Statement of Assets and Liabilities.

             (iii) "Net Receivables" means the sum of trade accounts receivable as of the Closing included in the Purchased Assets and on the Statement of Assets and Liabilities (determined in accordance with GAAP) minus, in each case, reserves for doubtful trade accounts receivable (such reserves to be calculated in accordance with GAAP based on the historical experience of each Seller).

         (b) Review of the Closing Statements.

             Promptly after the Inventory and Net Receivables Statement and the Statement of Assets and Liabilities (collectively, the "Closing Statements") are delivered to NetOptix pursuant to SECTION 3.3(a), NetOptix shall conduct an examination of the Closing Statements. The Purchaser shall give NetOptix and its Representatives timely and reasonable access to such of the Purchaser's working papers, documents, financial information and other information used in the preparation of the Closing Statements as NetOptix reasonably deems necessary or desirable in connection with such examination. NetOptix shall complete its examination of the Closing Statements during the Examination Period. The "Examination Period" shall commence upon delivery by the Purchaser to NetOptix of the Closing Statements and end on the earliest of (i) thirty (30) days after such delivery, (ii) the date NetOptix delivers a Closing Statement Objection Notice to the Purchaser and (iii) the date NetOptix notifies the Purchaser that NetOptix accepts the Closing Statements. The Closing Statements as prepared by the Purchaser and examined by NetOptix shall be conclusive and binding on the parties hereto for purposes of this Agreement, subject to the resolution of any disputes in accordance with SECTION 3.3(c).

         (c) Disputes.

             NetOptix may object to the Closing Statements during the Examination Period by providing the Purchaser a written notice describing in reasonable detail NetOptix's objections to any item or valuation on the Closing Statements (an "Objection Notice"). NetOptix's failure to deliver an Objection Notice to the Purchaser within thirty (30) days after the Purchaser's delivery of the Closing Statements to NetOptix shall constitute NetOptix's binding acceptance of such statements and all matters identified therein. If NetOptix and the Purchaser fail to resolve any objection described on an Objection Notice within ten (10) days after the date the Objection Notice is delivered to the Purchaser, then, at the request of either NetOptix or the Purchaser, they shall meet in an attempt to resolve an objection described on the Objection Notice and reach a written agreement (the "Settlement Agreement"). If the parties enter into a Settlement Agreement, the Closing Statements shall be deemed to be as agreed therein. If the parties are unable to resolve the objection described on the Objection Notice within twenty
(20) days after receipt by Purchaser of such Objection Notice, then NetOptix and the Purchaser shall select an independent accounting firm of recognized national standing (or, if the parties cannot agree upon a selection, they shall select such accounting firm by lot from among the five largest accounting firms in the United States) which shall resolve such objection as promptly as possible. The accounting firm selected shall not at the time of selection be performing services for either the Purchaser or any Seller. A decision by the independent accounting firm as to the resolution of such objection shall be (absent an agreement of the parties regarding an error that is manifest) conclusive and binding upon the parties for purposes of this Agreement (the "Accountant's Determination"). The Accountant's Determination shall be (1) in writing, (2) made in accordance with GAAP as modified by the standards provided for in this Agreement for the Closing Statements and (3) nonappealable and incontestable by NetOptix and the Purchaser and each of their respective Affiliates and successors and not subject to collateral attack for any reason. All fees and costs payable to the independent accounting firm referred to in this SECTION 3.3(c) shall be borne one-half by the Purchaser and one-half by the Asset Sellers.

         (d) Additional Payments.

             (i) If the value of the Sellers' Inventory and the Net Receivables and the cash on the Statement of Assets and Liabilities is in the aggregate greater than $4,800,000, then the Purchaser shall pay to NetOptix an amount equal to the excess over $4,800,000 of the value of the Sellers' Inventory and the Net Receivables and the cash on the Statement of Assets and Liabilities. If such value of the Sellers' Inventory and Net Receivables and the cash on the Statement of Assets and Liabilities is in the aggregate less than $4,800,000, then NetOptix shall pay to the Purchaser an amount equal to the excess of $4,800,000 over such value.

             (ii) If the value of all Liabilities of Leisegang GmbH on the Statement of Assets and Liabilities is greater than $500,000, then NetOptix shall pay to the Purchaser an amount equal to the excess over $500,000 of the amount of such Liabilities. If such value of such Liabilities is less than $500,000, then the Purchaser shall pay to NetOptix an amount equal to the excess of $500,000 over such value.

             (iii) Net Payments due from NetOptix under this paragraph shall first be satisfied from any balance in the Escrow Fund to the extent available. Any excess due over the amount available in the Escrow Fund shall be paid by NetOptix.

             (iv) Each value referred to in subparagraph (i) and (ii) above shall be as determined in the Closing Statements or, in the case of a dispute, as determined in a Settlement Agreement or in the Accountant's Determination.

             (v) All payments to be made pursuant to this SECTION 3.3(d) shall be made by wire transfer of immediately available funds.

             (vi) Payments due pursuant to this SECTION 3.3 shall bear interest at the rate of 10% per annum from and after the 45th day following the Closing Date until paid in full. Any interest payable by the Purchaser to NetOptix under this clause (vi) shall be reduced by interest accruing on the Escrow Fund for the same period as the period during which such interest accrues.

         (e) Schedule of Payments. Any payments required to be made pursuant to
SECTION 3.3(d) shall be made as follows: (i) if NetOptix shall not have delivered an Objection Notice to the Purchaser in accordance with the provisions of SECTION 3.3(c), then the payment required to be made pursuant to SECTION 3.3(d) shall be made no later than five (5) days after the end of the Examination Period, and (ii) if NetOptix shall have delivered an Objection Notice to the Purchaser in accordance with the provisions of SECTION 3.3(c), then payment of any undisputed amounts shall be paid no later than five (5) days after the end of the Examination Period, and the payment required to be made pursuant to SECTION 3.3(d) with respect to any disputed amounts shall be made within five (5) days after the resolution of the dispute, whether by the Settlement Agreement or upon the Accountant's Determination.

3.4      ALLOCATION OF PURCHASE PRICE.

             (a) $2,750,000 of the Purchase Price shall be allocated to the Share.

             (b) The portion of the Purchase Price attributable to the Purchased Assets shall be allocated to the Purchased Assets sold by each Asset Seller in accordance with the allocation set forth in SCHEDULE 3.4 hereto (the "Statement of Allocation"). Within 90 days after the Closing, NetOptix shall:

                  (i) complete and execute a Form 8594 Asset Acquisition Statement under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), consistent with the Statement of Allocation; and

                  (ii) deliver a copy of such form to the Purchaser.

             (c) The Purchaser and the Asset Sellers shall file a copy of such form with their respective tax returns, as the case may be, for the period which includes the Closing Date.

                                   ARTICLE IV

                                     CLOSING

             (a) The closing of the sale of the Purchased Assets to the Purchaser and the transactions contemplated hereby (the "Asset Closing") shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York, on January 31, 2000 or such later date which is no later than two days after the date that all closing conditions set forth in SECTIONS 8.1 and 8.2 have been satisfied or waived or on such other date to which NetOptix and the Purchaser mutually agree (the "Closing Date").

             (b) Simultaneously with the closing of the sale of the Purchased Assets, the closing of the sale of the Share to the Purchaser (the "Share Closing", and together with the Asset Closing, the "Closing") shall take place at the offices of the notary in Germany delivering the notarial deed under the Share Transfer Agreement.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  The Sellers, jointly and severally, represent and warrant to the Purchaser as follows:

5.1      ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

         Each Seller is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation as set forth on SCHEDULE 5.1, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and, except as set forth on SCHEDULE 5.1, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, each of which jurisdictions is set forth on SCHEDULE 5.1. NetOptix has delivered to the Purchaser true and complete copies of each Seller's certificate of incorporation (or comparable organizational document) (each, a "Charter") and by-laws (or comparable organization document) ("By-laws"), in each case as amended to the date hereof.

5.2      EQUITY INVESTMENTS OF LEISEGANG GMBH.

         Except as set forth on SCHEDULE 5.2, Leisegang GmbH has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own or have options or rights to purchase, any capital stock or other equity or proprietary interest, directly or indirectly, in any Person.

5.3      CAPITAL STOCK OF LEISEGANG GMBH; OWNERSHIP.

         (a) The authorized capital stock or stated capital of Leisegang GmbH consists of one share of common stock, of which only the Share is outstanding. The Share is validly issued, fully paid and non-assessable. Except as set forth on SCHEDULE 5.3, there are no securities presently outstanding, and on the Closing Date there will not be any outstanding securities, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of Leisegang GmbH, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating Leisegang GmbH to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. There are no voting trusts or other agreements or understandings to which Leisegang GmbH is bound with respect to the voting of Leisegang GmbH capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding. Except as set forth on SCHEDULE 5.3, there are no Contracts, commitments, arrangements, understandings, or restrictions to which Leisegang GmbH or any other Person is bound relating to any shares of capital stock or other securities of Leisegang GmbH.

         (b) NetOptix has good and marketable title to, and is the lawful record and beneficial owner of, the Share. NetOptix owns the Share free and clear of all adverse claims and other Encumbrances. Upon the delivery of the Share Transfer Agreement with respect to the Share and completion of all action that is required thereunder in the manner contemplated under

SECTION 1.3(a), the Purchaser will acquire the beneficial and legal, valid and indefeasible title to the Share, which at such time will represent all of the issued and outstanding capital stock of Leisegang GmbH.

5.4      AUTHORITY; NONCONTRAVENTION; CONSENTS.

         (a) Each Seller has all the requisite corporate power and authority to enter into this Agreement and each Related Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Related Document to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of such Seller. This Agreement and each Related Document to which each Seller is a party has been or will be at or prior to the Closing duly and validly executed and delivered by such Seller and is or will be the valid and binding obligation of such Seller, enforceable against each Seller in accordance with its terms.

         (b) Neither the execution, delivery and performance of this Agreement and each Related Document to which each Seller is a party nor the consummation by such Seller of the transactions contemplated hereby or thereby nor compliance by such Seller with any provision hereof or thereof shall (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of such Seller under any term, condition or provision of (x) such Seller's Charter or the By-laws or (y) except as set forth on
SCHEDULE 5.4(b), any Contract to which such Seller is a party or by which its properties or assets are bound, or (ii) violate any Laws applicable to such Seller or any of its properties.

         (c) Except as set forth on SCHEDULE 5.4(c), no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local (a "Governmental Entity") or any other third Person is required in connection with the execution, delivery and performance by each Seller of this Agreement or the Related Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

5.5      SEC FILINGS: FINANCIAL STATEMENTS.

         (a) Except as disclosed in SCHEDULE 5.5(a), all forms, reports, statements and other documents required to be filed by NetOptix (including those filed under its prior name, Galileo Corporation) with the SEC since September 30, 1996 (excluding the exhibits filed therewith) (the "Seller SEC Reports") (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Seller SEC Report filed on Form 10-Q with the SEC with respect to the fiscal quarter ended June 30, 1999 is referred to as the "Latest Seller SEC Report".

         (b) The consolidated financial statements (including, in each case, any related notes or schedules thereto) contained in the Latest Seller SEC Report were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of NetOptix and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

         (c) NetOptix has previously delivered to the Purchaser the unaudited balance sheets of Leisegang, Galenica and Leisegang GmbH, each as of June 30, 1999 and September 30, 1998 and 1997, and the related statements of income, shareholders' equity, cash flows and supplemental data for periods then ended (collectively, the "Subsidiary Financial Statements"). The unaudited balance sheets of Leisegang, Galenica and Leisegang GmbH, each as of June 30, 1999, are called the "Latest Subsidiary Balance Sheet".

         (d) Since June 30, 1999, except as required by applicable Law or GAAP, there has been no change in (i) any accounting principle, procedure or practice followed by any Seller or (ii) the method of applying any such principle, procedure or practice.

         (e) Except as set forth on SCHEDULE 5.5(e), the Subsidiary Financial Statements (x) are in accordance with the books and records of Leisegang, Galenica and Leisegang GmbH (which have been maintained in accordance with good business practices and are true and complete in all material respects), fairly present the financial condition of Leisegang, Galenica and Leisegang GmbH as at the respective dates indicated and at the Latest Balance Sheet Date, their liabilities, and the results of operations, shareholders' equity and cash flows of Leisegang, Galenica and Leisegang GmbH for the respective periods indicated and (y) have been prepared in accordance with GAAP (or with respect to Galenica and Leisegang GmbH, the local domestic equivalent of GAAP) consistently applied throughout the periods covered thereby except, with respect to the unaudited Financial Statements, for normal year-end adjustments (none of which will be material) and for the absence of footnotes.

5.6      ROYALTIES.

         No Seller has any obligations to third Persons for royalties related to the Business and the Products.

5.7      ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as set forth on SCHEDULE 5.7, the Sellers have no material Liability and each of Leisegang, Galenica and Leisegang GmbH has no material Liability, except for (i) Liabilities of the Sellers reflected on the Latest Seller SEC Report and Liabilities of each of Leisegang, Galenica and Leisegang GmbH reflected on its Latest Subsidiary Balance Sheet, and (ii)

Liabilities that have arisen since June 30, 1999 in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental, Health and Safety Laws)). All reserves set forth on the Latest Seller SEC Report and each Latest Subsidiary Balance Sheet were and are adequate for the purposes indicated therein at and after June 30, 1999. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for on the Latest Seller SEC Report and each Latest Subsidiary Balance Sheet. Except as set forth on SCHEDULE 5.7, each Seller has not, either expressly or by operation of law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

5.8      ABSENCE OF CHANGES.

         Except as set forth on SCHEDULE 5.8, since the date of the Latest Seller SEC Report, each Seller has been operated in the ordinary course, consistent with past practice, and there has not been:

         (a) any change, other than an immaterial change, in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, employee relations or business prospects of the Business or any casualty loss or damage to the assets of any Seller, whether or not covered by insurance;

         (b) any change in the customers, suppliers or the personnel of any Seller other than such routine changes which occur in the ordinary course of business and consistent with past practice;

         (c) any Liability including indebtedness (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred, or any transaction, contract or commitment entered into, amended or terminated, with respect to any Seller, other than items incurred or entered into on an arms' length basis in the ordinary course of business and consistent with past practice;

         (d) any acceleration, payment, discharge or satisfaction of any Liability (including any claim) or Encumbrance by any Seller (whether fixed or contingent, matured or unmatured), except on an arms' length basis in the ordinary course of business and consistent with past practice;

         (e) any declaration, setting aside or payment of any distribution with respect to any shares of capital stock of any Seller, or any direct or indirect redemption, purchase or other acquisition of any thereof, or any other payments of any nature to any Affiliate of any Seller whether or not on or with respect to any shares of capital stock of any Seller owned by such Affiliate;

         (f) any issuance or sale, or any Contract entered into for the issuance or sale, of any shares of capital stock of a Foreign Subsidiary or securities convertible or exchangeable into or exercisable for such capital stock;

         (g) any labor trouble, problem or grievance adversely affecting the, assets or prospects of the Business or of any Seller, or, to the Best Knowledge of the Sellers, any basis for the occurrence of any such trouble, problem or grievance;

         (h) any license, sale, transfer, pledge, mortgage, or other disposition of any tangible or intangible asset of Leisegang GmbH or any Asset Seller related to the Business, except on an arms' length basis in the ordinary course of business and consistent with past practice;

         (i) any write-down or write-up of the value of any inventory of Products of any Seller or any write-off as uncollectible of any accounts or notes receivable of any Seller related to the Business, or any portion thereof, or any amendment or waiver or termination of any claims or rights of value of the Business;

         (j) any general uniform increase in the compensation of employees of the Foreign Subsidiaries (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), any increase in any such compensation payable to any officer, employee, consultant or agent thereof, the establishment or institution of any employee benefit plan or arrangement, the entering into by any of the Sellers of any employment Contract with any officer or employee, or the making of any loan to, or, engagement in any transactions with, any officer, director or employee of Leisegang or the Foreign Subsidiaries;

         (k) any single capital expenditure of any Seller related to the Business or commitment therefor in excess of $25,000 for additions to property, plant or equipment;

         (l) any change in the tax or other accounting methods or practices (including any material Tax election) followed by any Seller or any change in depreciation or amortization policies or rates previously adopted;

         (m) any change in the manner in which Products or services of any Seller related to the Business are marketed (including, without limitation, any change in prices), or any change in the manner in which any Seller with respect to the Business extends discounts or credit to customers or otherwise deals with such customers;

         (n) any forward purchase commitments of the Business in excess of the requirements of any Seller's historical practices or normal operating inventories or needs, or at prices higher than current market prices;

         (o) any forward sales commitments of any Seller for the Business at prices lower than current market prices, or commitments of any Seller for the Business for the sale of merchandise or services in excess of the ability of a Seller to fulfill the same at its normal profit margin;

         (p) any termination of employment of any officer or key employee of a Foreign Subsidiary or any expression of intention by any such officer or key employee to terminate such employment with such Seller;

         (q) any failure by a Seller to operate the Business in the ordinary course consistent with past practice, including any failure by such Seller to make capital expenditures or investments or any failure to pay trade accounts payable or any other obligation or liability of such Seller when due;

         (r) any action or contemplated action which would or could require a Foreign Subsidiary to pay, accrue or establish a reserve for the payment of any severance, termination or similar obligation to any current or former employee;

         (s) any account of any Seller in respect of the Business in excess of $25,000 subsequent to the date of the Latest Seller SEC Report (i) which has become delinquent in its payment, (ii) which has had asserted against it any claim, refusal to pay or right of set-off, or has been made subject to provisions for retainage of payments, (iii) the account debtor of which has refused or threatened to refuse to pay for any reason, (iv) the account debtor of which has become insolvent or bankrupt or (v) which has been pledged to any third Person;

         (t) any agreement by or on behalf of Leisegang GmbH to make any charitable contribution or to incur any nonbusiness expense in excess of $1,000 in the aggregate;

         (u) any other transaction entered into by any Seller other than in the ordinary course of its business and consistent with past practice which has had or might have an adverse effect on the Business or prospects of the Business or which involves aggregate payments related to the Business to or by such Seller in excess of $25,000; or

         (v) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing clauses (a) through (u).

5.9      TAX MATTERS; CERTAIN DEFINITIONS.

         (a) Except as set forth on SCHEDULE 5.9(a), the Sellers and each other Person included in any consolidated or combined Tax Return or part of an affiliated group, within the meaning of Section 1504 (without regard to Section 1504(b)) of the Code, of which each Seller is or has been a member,

             (i) has timely paid or caused to be paid all Taxes (as defined below) required to be paid by it through the date hereof (including any Taxes shown due on any Tax Return (as defined below));

             (ii) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and

             (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

         (b) True, correct and complete copies of all Tax Returns filed by or on behalf of each of the Sellers for the three most recent completed Tax years of the Sellers have been delivered to or made available to the Purchaser. As of the time of filing, such Tax Returns were complete and correctly reflected in all respects the facts regarding the income, business, assets, operations, activities and status of the Sellers and any other information required to be shown therein. All Taxes shown to be due on such Tax Returns have been timely paid in full. The Sellers' federal, state and foreign taxpayer identification numbers are listed on
SCHEDULE 5.9(b).

(c)      Except as set forth in SCHEDULE 5.9(c):

             (i) no Seller has been notified by the Internal Revenue Service (the "IRS") or any other taxing authority that any issues have been raised (and are currently pending) by the IRS or any other taxing authority in connection with any Tax Return of the Sellers, and no waivers of statutes of limitations have been given or requested with respect to the Sellers;

             (ii) there are no pending Tax audits of any Tax Returns of any of the Sellers, and no unresolved questions or claims concerning any Sellers' Tax Liability exist;

             (iii) no Tax liens exist for any Taxes upon any of the property or assets of any of the Sellers, other than liens for Taxes not yet due, and no deficiency or addition to Taxes, interest or penalties for any Taxes has been proposed, asserted or assessed against any of the Sellers or any member of any affiliated or combined group of which any of the Sellers was or is a member;

             (iv) full and adequate provision has been made (A) on the Latest Seller SEC Report and the Latest Subsidiary Balance Sheet, and the books and records of each Seller for all Taxes payable by the Sellers for all periods prior to the date of the Latest Seller SEC Report, and (B) on the books and records of the Sellers for all Taxes payable by each Seller for all periods beginning on or after the date of the Latest Seller SEC Report;

             (v) no Seller has nor shall it incur any Tax Liability or obligation, whether direct or indirect, from and after the date of the Latest Seller SEC Report other than Taxes incurred in the ordinary course of business and consistent with previous years and past practices;

             (vi) no Seller (A) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) is or has been a "personal holding company" within the meaning of Section 542 of the Code;

             (vii) each Seller (including all predecessors thereof) has complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees), and no Seller has been and is liable for any Taxes for failure to comply with such Laws;

             (viii) no Seller is or has ever been a party to any Tax sharing agreement with any Person;

             (ix) no Seller has agreed to and is required to make any adjustments or changes to its accounting methods pursuant to Section 481 of the Code, and the IRS has not proposed any such adjustments or changes in the accounting methods of such Seller;

             (x) no claim has ever been made by any Taxing authority in a jurisdiction in which any Seller does not file Tax Returns that any Seller is or may be subject to taxation by that jurisdiction;

             (xi) no Seller has made an election to have the provisions of
     Section 1362(a) of the Code (relating to the taxation of S corporations) made applicable to it; and

             (xii) Neither NetOptix nor Leisegang is a foreign Person within the meaning of Section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and the Purchaser has been or shall at Closing be furnished with a true and accurate certificate of each such Seller so stating which complies in all respects with Section 1.1445-2(b)(2) of such rules and regulations; and

             (xiii) Neither of the Foreign Subsidiaries is or has been (A) a foreign personal holding company for purposes of Section 552 of the Code,
     (B) a passive foreign investment company for purposes of Section 1297 of the Code, or (C) in receipt of Subpart F income as defined in Section 952 of the Code.

         (d) "Taxes" means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or
(C) a contractual arrangement or otherwise. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

5.10     TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.

         Each Seller has good title to the Intellectual Property Rights of such Seller as provided in SECTION 5.11 and to all other assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Seller SEC Report or the Latest Subsidiary Balance Sheet or acquired after the date of the Latest Seller SEC Report which is necessary or required for their conduct of the Business as currently conducted and as currently proposed to be conducted (except inventory or other property sold or otherwise disposed of since the date of the Latest Seller SEC Report in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to such date), free and clear of all Encumbrances, of any kind or character, except for

Permitted Encumbrances. There does not exist any condition which materially interferes with the economic value or use of any such assets. Except for inventory and supplies in transit in the ordinary course of business and except as set forth on SCHEDULE 5.10(a), all material tangible personal property is located on the premises of each Seller.

5.11     INTELLECTUAL PROPERTY.

         (a) Except in each case as set forth on SCHEDULE 5.11(a):

             (i) each Seller owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights (as defined below) (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which such Seller has a valid license, all of which are listed on SCHEDULE 5.11(a) (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights;

             (ii) each Seller's Requisite Rights, all of which are listed on
     SCHEDULE 5.11(a), are sufficient for its conduct of its Business as currently conducted;

             (iii) each Seller has made timely and proper application for issuance of letters of patent in the United States for all patentable inventions included within its Owned Requisite Rights;

             (iv) there are no royalties, honoraria, fees or other payments payable by any Seller to any Person by reason of the ownership, use, license, sale or disposition of each Seller's Owned Requisite Rights or Licensed Requisite Rights;

             (v) no activity, service or procedure currently conducted or proposed to be conducted by any Seller violates or shall violate any contract, instrument, license, commitment, lease or similar document of any Seller with any third Person relating to any Intellectual Property Rights, all of which are listed on SCHEDULE 5.11(a), or infringe any Intellectual Property Rights of any other Person;

             (vi) each Seller has taken the steps described on SCHEDULE 5.11(a) designed to safeguard and maintain (i) the secrecy and confidentiality of confidential or proprietary information and (ii) the proprietary rights of such Seller in all of its Owned Requisite Rights;

             (vii) to the Best Knowledge of the Sellers, no Seller has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition, and no Seller has received from any Person in the past five years any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use; and

             (viii) no Seller has sent to any Person in the past five years, or otherwise communicated in writing to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of any Seller by such other Person or any acts of unfair competition by such other Person, nor, to the Best Knowledge of the Sellers, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

         (b) SCHEDULE 5.11(b) contains a true and complete list of all applications, filings and other formal actions made or taken pursuant to any Laws by each Seller to perfect or protect its interest in its Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, servicemarks and servicemark applications.

         (c) "Intellectual Property Rights" means all intellectual property rights, including patents, patent applications, trademarks, trademark applications, tradenames, servicemarks, servicemark applications, domain names and applications therefor, trade dress, logos and designs and goodwill connected with the foregoing, copyrights and copyright rights, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including software, manuals, memoranda and records. Intellectual Property Rights for the Asset Sellers is limited to those related to the Business and does not include those Intellectual Property Rights associated solely with the Excluded Assets.

5.12     AGREEMENTS, NO DEFAULTS, ETC.

         (a) SCHEDULE 5.12 contains a true and complete list and brief description of all written or oral Contracts to which each Seller is a party and
(x) which were entered into or made outside the ordinary course of the business of Leisegang GmbH or, with respect to the Asset Sellers, outside the ordinary course of the Business or (y) which were entered into or made in the ordinary course and are described in clauses (i) through (xx) of this SECTION 5.12 (each, a "Contract" and collectively, the "Contracts"). Except as set forth on SCHEDULE 5.12, neither Leisegang GmbH nor any Asset Seller in respect of the Business is a party to any of the following:

             (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative or other Contract relating to the payment of a commission;

             (ii) collective bargaining agreement or other Contract with or commitment to any labor union or proposed labor union;

             (iii) continuing Contract for the future purchase of products, material, supplies, equipment or services in excess of $30,000 which is not immediately terminable by such Seller without cost, forfeiture or other liability at or at any time after the Closing;

             (iv) Contract for future sales in excess of $30,000 which is not immediately terminable by such Seller without cost or other liability at or at any time after the Closing;

             (v) Contract or commitment for the employment of any officer, employee or consultant or any other type of Contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments;

             (vi) formal or informal profit sharing, bonus, stock option, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant, whether or not subject to the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), of the Foreign Subsidiaries;

             (vii) Contract or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

             (viii) Contract or commitment for charitable contributions in excess of $1,000;

             (ix) Contract or commitment for capital expenditures in excess of $10,000;

             (x) agreement or arrangement for the sale of any assets, properties or rights in excess of $50,000 in the aggregate other than the sale of services or products in the ordinary course of business at normal profit margins;

             (xi) lease or other agreement pursuant to which it is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or similar personal property owned by any other Person with rental payments in excess of $25,000 per annum in the aggregate;

             (xii) Contract with respect to the lending or investing of funds;

             (xiii) Contract or indemnification with respect to any form of intangible property, including any Intellectual Property Rights or confidential information;

             (xiv) Contract or commitment to issue or sell any securities of Leisegang GmbH;

             (xv) Contract which restricts any Seller from engaging in any aspect of Business anywhere in the world;

             (xvi) Contract or group of related Contracts with the same Person (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance thereof (including the aggregate undelivered balance under any such Contracts between the same Person and any Seller) has a selling price in excess of $50,000;

             (xvii) Contract (A) that is not terminable by either party thereto without penalty upon not more than 30 days' advance notice and involves aggregate consideration in excess of $25,000 or (B) that involves aggregate consideration in excess of $25,000 (excluding, in the case of clauses (A) and (B) above, any purchase order entered into in the ordinary course of business which is to be completed within three months of entering into such purchase order);

             (xviii) confidentiality, non-disclosure or non-compete agreement with any officer, director, employee of or consultant to any Seller or other Person with access to or knowledge of confidential or propriety information designed to safeguard and maintain (A) the secrecy and confidentiality of confidential or proprietary information and (B) the proprietary rights of each Seller in all of its Owned Requisite Rights;

             (xix) Contract with any Affiliate of any Seller; or

             (xx) other Contract material to the business of any Seller.

         (b) All items listed on SCHEDULE 5.12 are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. Each Seller has in all respects performed in respect of such items all of the obligations required to be performed by it to date, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by each Seller or any other party to any of the foregoing of their respective obligations thereunder. The Purchaser has been furnished with true, complete and correct copies of all written items listed on SCHEDULE 5.12 and SCHEDULE 5.12 contains complete descriptions of all oral items listed on SCHEDULE 5.12. No consent or approval by, or any notification or filing with, any party to any of the agreements on
SCHEDULE 5.12 is required in connection with the execution, delivery and performance by any Seller or any Affiliate thereof of this Agreement or any of the Related Documents to which any such Seller or Affiliate is a party or the consummation by any such Seller or Affiliate of the transactions contemplated hereby or thereby, except for those consents, approvals, notifications or filings set forth on SCHEDULE 5.12, which, except as set forth on SCHEDULE 5.12, have been or shall be made or obtained prior to the Closing.

5.13     LITIGATION, ETC.

         Except as set forth on SCHEDULE 5.13 and workers' compensation claims made in the ordinary course of business and consistent (in frequency and cost) with past practices, there are no (i) Proceedings pending or, to the Best Knowledge of the Sellers, threatened against any Seller, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against any Seller. Each Seller has delivered to the Purchaser all material documents and correspondence relating to such matters referred to on SCHEDULE 5.13.

5.14     COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.

         Except as set forth on SCHEDULE 5.14, the Business has not and is not being conducted in violation in any material respect of, and no Foreign Subsidiary is in violation in any material respect of, any Law, Order or Permit, including, without limitation, Environmental, Health and Safety Laws. Except as set forth on SCHEDULE 5.14, no investigation or review by any Governmental Entity with respect to any Seller is pending or, to the Best Knowledge of the Sellers, threatened, nor has any Governmental Entity notified any Seller of its intention to conduct the same. Each Seller has all Permits necessary for the conduct of its business, including those required under any Environmental, Health and Safety Laws, such Permits are in full force and effect, no violations are or have been recorded in respect thereof and no Proceeding is pending or, to the Best Knowledge of the Sellers, threatened, to revoke or limit any thereof. SCHEDULE 5.14 contains a true and complete list of all such Permits under which any Seller is operating or bound, and each Seller has furnished to the Purchaser true and complete copies thereof.

5.15     FDA AND OTHER GOVERNMENTAL COMPLIANCE.

         (a) Except as set forth on SCHEDULE 5.15(a), each Seller is in substantial compliance, in all material respects, with all Laws applicable to it and its business including all Laws administered or issued by the United States Food and Drug Administration (the "FDA") and the FDA Guidance Documents. All Products, where required by Laws applicable thereto, are being manufactured and marketed under a valid Section 510(k) clearance letter, or pre-market application and approval ("PMA") issued by the FDA and SCHEDULE 5.15(a) hereto lists each such 510(k) clearance letter and PMA and includes a copy thereof.
SCHEDULE 5.15(a) also lists those of the Products which are being marketed without a valid Section 510(k) clearance letter or PMA issued by the FDA and sets forth the reason why each such Product is being marketed without such clearance or approval.

         (b) Except as set forth on SCHEDULE 5.15(b):

             (i) No false information or significant omission has been made in any products application or products-related submission to the FDA or any other Governmental Entity by or on behalf of any Seller or otherwise relating to any of the Products.

             (ii) Any PMA or 510(k) documents and related documents (including any equivalent documents that are required outside of the United States) for each Product are in compliance, in all material respects, with applicable Laws administered or promulgated by the FDA or any other Governmental Entity and to the Best Knowledge of the Sellers, neither the FDA nor any other Governmental Entity is considering limiting, suspending, or revoking such approvals/clearances or changing the marketing classification or labeling of any Product.

             (iii) All preclinical and clinical studies, if any, have been conducted by each Seller in accordance with recognized good clinical and good laboratory practices in all material respects, and are in compliance with applicable Laws administered or promulgated by the FDA or any other Governmental Entity regarding preclinical and clinical studies in all material respects.

             (iv) Each Seller has obtained all regulatory approvals from any Governmental Entities (whether foreign or domestic) related to the Products required in any jurisdiction where the Products are manufactured, marketed or sold.

             (v) SCHEDULE 5.15(b) sets forth an accurate list of written information regarding internal audits concerning whether each Seller complies with current good manufacturing practices including FDA Quality System Regulation (the "FDA QSR"), ISO 9000 and Canadian standards and all written reports or written information regarding the FDA QSR audits conducted for each Seller by an outside auditor.

             (vi) Each Seller is in substantial compliance with the FDA QSR and any Laws of any other Governmental Entity regarding the testing of incoming components and in process product, equipment validation and maintenance, complaint file requirements, process validation, document retention, change controls, and master file and device history file documentation.

             (vii) Each Seller has signed up-to-date written policies that reflect its actual FDA QSR procedures.

             (viii) Each Seller has, in a timely manner, filed all medical device reports ("MDRs") for deaths, serious injuries, and reportable malfunctions required by the FDA and any other Governmental Entity. A list of such reports and each Seller's written policy regarding MDR reporting is attached as part of SCHEDULE 5.15(b).

             (ix) No Seller has knowledge of any acts that furnish a reasonable basis for a Warning Letter, Section 305 Notice, or other similar communications from the FDA or any other Governmental Entity, and there have been no recalls, field notifications, safety alerts (whether voluntary or otherwise) or seizures requested or threatened, related to any Products.

             (x) Each Seller has established a corporate compliance program which is described as part of SCHEDULE 5.15(b) hereto.

5.16     INSURANCE.

         (a) SCHEDULE 5.16(a) contains a true and complete list of all policies of liability, theft, fidelity, life, fire, product liability, workers' compensation, health and other forms of insurance held by any Seller for the benefit of itself or any other Seller (specifying the insurer, amount of coverage, type of insurance, policy number, Best's rating of the insurer and any pending claims thereunder). Such insurance coverage has been maintained at all times during the course of the operation of the business of each Seller insured thereby, and such insurance coverage has been maintained on an occurrence (as opposed to a claims made) basis. Each Seller is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the business of each Seller is conducted and the properties of each Seller are located, under policies of such types as are customarily carried by such Persons. The amounts of coverage under such policies of insurance are adequate for the assets and properties of each Seller insured thereby.

         (b) Except as set forth on SCHEDULE 5.16(b), with respect to each policy of insurance listed on SCHEDULE 5.16(a):

             (i) such policy is a valid and enforceable policy and is outstanding and in full force and effect, all premiums with respect thereto are currently paid and are not subject to adjustment, and no Seller is in default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverage's contained in such policy;

             (ii) there are no outstanding claims currently pending under such policy that could be expected to cause an increase in the insurance rates of each Seller, and no facts or circumstances exist that might relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder; and

             (iii) no Seller has received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be increased on the renewal thereof.

5.17     LABOR RELATIONS: EMPLOYEES.

         (a) Except as set forth on SCHEDULE 5.17(a), (i) neither Leisegang nor either of the Foreign Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (ii) upon termination of the employment of any such employees, neither Leisegang nor either of the Foreign Subsidiaries will by reason of anything done prior to the Closing be liable to any of such employees for severance pay or any other payments, (iii) Leisegang and each Foreign Subsidiary is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (iv) there is no unfair labor practice complaint against either Leisegang or either of the Foreign Subsidiaries pending before the National Labor Relations Board or any other Governmental Entity, (v) there is no labor strike, material dispute or grievance, slowdown or stoppage actually pending or, to the Best Knowledge of the Sellers , threatened against or involving either of the Foreign Subsidiaries, (vi) no labor union currently represents the employees of either of the Foreign Subsidiaries and, to the Best Knowledge of the Sellers, no labor union has taken any action with respect to organizing the employees of Leisegang GmbH and (vii) no workers' council exists with respect to Leisegang GmbH.

         (b) The severance payments that Leisegang is required by its corporate policies in effect at the time of the Closing to make upon termination without cause of employment of its employees (if such termination occurred at the Closing) is set forth accurately on SCHEDULE 5.17(b).

5.18     ERISA COMPLIANCE.

         (a) SCHEDULE 5.18(a) contains a true, complete and correct list of all Employee Benefit Plans of Leisegang and the Foreign Subsidiaries (collectively, the "Company Employee

Plans") (i) that cover any employees of Leisegang and the Foreign Subsidiaries
(A) that are maintained, sponsored or contributed to by the Leisegang and the Foreign Subsidiaries or (B) with respect to which Leisegang and the Foreign Subsidiaries are obligated to contribute or has any actual or potential liability or obligation, whether direct or indirect, or (ii) with respect to which Leisegang and the Foreign Subsidiaries have any actual or potential liability or obligation on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate (as defined below) of Leisegang and the Foreign Subsidiaries. Except as set forth on SCHEDULE 5.18(b), each Company Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance in all respects with the applicable Laws of each Governmental Entity having jurisdiction.;

         (b) "Employee Benefit Plan" means (i) any qualified or non-qualified Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan or Multiple Employer Plan, (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, incentive, bonus or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded. "ERISA Affiliate" means, with respect to any Person, any other Person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Code.

5.19     ENVIRONMENTAL MATTERS.

         (a) Except for NetOptix with respect to the Massachusetts Facility and the operations of unrelated businesses conducted there, and except as set forth on SCHEDULE 5.19(a), no Seller is nor, to the Best Knowledge of the Sellers, is or any of its past property or operations, subject to or the subject of, any Proceeding, Order, settlement, or other Contract arising under any Environmental, Health and Safety Laws, nor, to the Best Knowledge of the Sellers, has any investigation been commenced or is any Proceeding threatened against any Seller under any Environmental, Health and Safety Laws with regard to either Foreign Subsidiary or the Business.

         (b) Except as set forth on SCHEDULE 5.19(b), no Seller has received any written or oral notice, report or other information that any Seller is potentially responsible under any Environmental, Health and Safety Laws for response costs or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location and no Seller has transported or disposed of, or allowed or arranged for any third party to transport to or dispose of, any Hazardous Materials at any location included on the National Priorities List, as defined under CERCLA, or any location proposed for inclusion on that List, or any location included on the CERCLIS database prepared under CERCLA or on any analogous list prepared by any Governmental Entity.

         (c) SCHEDULE 5.19(c) sets forth a complete and accurate list of all properties and facilities previously owned or operated by each Seller or any predecessor of such Seller. Except with respect to the Massachusetts Facility, a location at which no operations related to the Business have been conducted within the last three months and which is not commercially necessary for the future operation of the Business, and except as set forth on SCHEDULE 5.19(c), there has not been any release on any such properties or facilities or on the leased property of

Hazardous Materials in an amount exceeding a reportable quantity as defined under, or in a manner that would support an Order by a Governmental Entity under, any Environmental, Health and Safety Laws. There were and are no hazardous waste treatment, storage or disposal facilities, as those terms are defined under the Environmental, Health and Safety Laws, located on any such properties or facilities or on the leased property. Neither is there now, nor to the Best Knowledge of the Sellers, has there ever been, any asbestos-containing material, underground storage tanks, above-ground storage tanks, landfill, waste pile, surface impoundment, or article or equipment containing polychemical biphenyls on or at any of the facilities used in the Business. No facts, events or conditions relating to the past or present property, operations or the Facilities (or any other Person for whom any Seller has assumed environmental-related Liabilities) would prevent compliance by any Seller with, or give rise to any Liability or corrective or remedial obligation of such company under, any Environmental, Health and Safety Laws.

         (d) Each Seller has provided the Purchaser with correct and complete copies of all reports and studies within the possession or control of any Seller with respect to past or present environmental conditions or events at any properties or facilities previously owned or operated by any Seller or any predecessor of any Seller including the leased property and to the Best Knowledge of the Sellers but excluding the Massachusetts Facility and other unrelated businesses of NetOptix, there are no other environmental reports or studies with respect thereto, other than as contemplated hereby.

         (e) As used herein, the following terms have the following meanings:

         "Environmental, Health and Safety Laws" means all Laws, Permits and Contracts with Governmental Entities relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, if applicable, the Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. Section 11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), as amended, 42 U.S.C.
Section 9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. Section 1804 et seq., the Occupational Safety and Health Act of 1970, as amended, the regulations promulgated thereunder, and any similar Laws and other requirements having the force or effect of Law, and all Orders issued or promulgated thereunder, and all related common law theories.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System.

         "Hazardous Materials" means any hazardous or toxic chemicals, materials or substances, pollutants, contaminants, or crude oil or any fraction thereof (as such terms are defined under any Environmental, Health and Safety Law).

5.20     BROKERS.

         Except as set forth on SCHEDULE 5.20, no Seller nor any of its officers, directors, shareholders or employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. To the extent any Seller has, based upon its acts, any Liability to pay for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, it will be solely responsible for the payment of such commission or fee.

5.21     ACCOUNTS AND NOTES RECEIVABLE.

         Except as set forth on SCHEDULE 5.21, all the accounts receivable and notes receivable of the Sellers related to the Business owing to each Seller as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on SCHEDULE 5.21, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days, (ii) no account debtor or note debtor that has refused or, to the Best Knowledge of the Sellers, threatened to refuse to pay its obligations to each Seller for any reason, (iii) to the Best Knowledge of the Sellers, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable pledged to any third party by each Seller.

5.22     ACCOUNTS AND NOTES PAYABLE.

         Except as set forth on SCHEDULE 5.22, all accounts payable and notes payable by each Seller to third parties as of the date hereof arose, and as of the Closing shall have arisen, in the ordinary course of business, and, except as set forth on SCHEDULE 5.22, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed on SCHEDULE 5.22.

5.23     WARRANTIES OF PRODUCTS; PRODUCTS LIABILITY; REGULATORY COMPLIANCE.

         (a) Except to the extent written down on the books of account of any Seller or reserved against thereon, each group of products manufactured, sold, distributed, used or held in inventory by any Seller (including, without limitation, all documentation furnished in connection therewith) is, subject to customary and reasonable tolerances, free from any significant defects in workmanship and materials, and conforms in all material respects with all customary and reasonable standards for products of such type.

         (b) No Seller has become aware or otherwise been notified of or been responsible for, subject to or does now have any actual or potential liability or obligation, whether direct or indirect, arising out of, any injury to Persons or property as a result of the ownership, possession or use of any product manufactured, sold or distributed by any Seller.

         (c) Neither the FDA nor any other Governmental Entity regulating the marketing, testing or advertising of any of the Products currently manufactured, sold, distributed or used in connection with the Business has requested that any such product be removed from the market, that substantial new product testing be undertaken as a condition to the continued manufacturing, selling, distribution or use of any such product or that such product be modified in a way likely to have a Material Adverse Effect.

5.24     INVENTORIES.

         Except as set forth on SCHEDULE 5.24, (i) the inventories of the Products as of the date hereof are of good, useable and merchantable quality, and (ii) such inventory includes no items which are below customary quality control standards of the medical device industry and any applicable quality control of any Governmental Entity and has been manufactured in compliance with current good manufacturing practices including FDA QSR, ISO 9000 and Canadian standards, or of a quantity not usable or salable in the normal course of business, the aggregate value of which has not been written down on the Sellers' books of account to realizable market value or with respect to which adequate reserves have not been provided in accordance with GAAP.

5.25     SUPPLIERS, CONSULTANTS AND VENDORS.

         Except in the ordinary course of business and except as set forth on
SCHEDULE 5.25, no material supplier, consultant or vendor to any Seller in respect of the Business has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with any Seller or has decreased, limited or otherwise modified, or threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to any Seller and, to the Best Knowledge of the Sellers, the transactions contemplated by this Agreement shall not affect the relationship of each Seller with any such supplier, consultant or vendor.

5.26     CUSTOMERS.

         Except to the extent any such business relationship is impaired solely by virtue of an account or note receivable past 90 days due as disclosed on
SCHEDULE 5.26, the business relationship between each Seller and its customers of the Business is generally good and no material disagreement or problem exists between each Seller and any such customer. No such customer to which more than $50,000 of annual sales are attributable has threatened, or has notified any Seller that it intends, to terminate its relationship and dealings with any Seller, whether as a result of the transactions contemplated by this Agreement or otherwise.

5.27     REAL PROPERTY-OWNED OR LEASED.

         (a) SCHEDULE 5.27(a) contains a list of all of the Facilities, except for the Massachusetts Facility, and the name of the Seller which owns, leases, subleases or otherwise occupies each such Facility is set forth opposite the name of such Facility. The Facilities are all owned, leased, subleased or otherwise occupied by the Sellers in the conduct of the Business. The description of each such Facility subject to one or more leases (the "Leased Property") includes the names of the lessor and the lessee and the basic terms thereof. The real property listed on SCHEDULE 5.27(a) constitutes all real property used or occupied by the Sellers in connection with the Business.

         (b) Except for the facts revealed in Schedule B of the Title Commitment dated ________, 1999 (the "Title Commitment") issued by First American Title Insurance Company to the Purchaser which is identified on SCHEDULE 5.27(b):

             (i) no portion of the Canadian Manufacturing Facility is subject to any pending condemnation Proceeding or Proceeding by any public or quasi-public authority and, to the Best Knowledge of the Sellers, there is no threatened condemnation or Proceeding with respect thereto;

             (ii) the physical condition of the Canadian Manufacturing Facility is sufficient to permit the continued conduct of the Business as presently conducted thereon and as presently proposed to be conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction;

             (iii) Galenica has good, valid and marketable title to the Canadian Manufacturing Facility free and clear of all Encumbrances;

             (iv) Leisegang and the Foreign Subsidiaries are tenants under the leasehold estates purported to be granted by leases to the Florida, Canadian Office and the Berlin Facilities, as applicable;

             (v) there are no Contracts, written or oral, to which the Sellers or any of their respective Affiliates is a party, granting to any party or parties the right of use or occupancy of any portion of any of the Facilities;

             (vi) there are no parties (other than the Sellers) in possession of the Facilities; and

             (vii) no notice of any increase in the assessed valuation of the Canadian Manufacturing Facility and no notice of any contemplated special assessment thereof has been received by any Seller, and to the Best Knowledge of the Sellers, there is no threatened increase in assessed valuation or threatened special assessment pertaining to such Facility.

5.28     YEAR 2000.

         (a) Each Seller has made reasonable investigation into whether its Information Technology is Year 2000 Compliant, including the following: each Seller has taken inventory of all such material Information Technology of such Seller and assessed, to the extent reasonably ascertainable, whether such Information Technology is Year 2000 Compliant. Except as set forth on SCHEDULE 5.28, each Seller's Information Technology is Year 2000 Compliant. The failure of any Seller's or its suppliers' or customers' Information Technology to be Year 2000 Compliant will not have a Material Adverse Effect.

         (b) Capitalized terms used in paragraph (a) above have the following definitions:

                  "Year 2000 Compliant" with respect to any Information Technology of each Seller means that such Information Technology is designed to be used prior to, during, and after the calendar year 2000, and such Information Technology used during each such time period, when unmodified by the end user and used in accordance with its documentation, will accurately receive, provide and process date/time data (including calculating, comparing and sequencing such data) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations during such periods, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that products or Information Technology of third parties, used in combination with any Seller's Information Technology, properly exchange date/time data with such Information Technology.

                  "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) or equipment or systems with components comprised of any of the foregoing, and other similar or related items of automated, computerized and/or software systems, whether leased or owned (other than standard "shrink wrapped, off the shelf," commercially available, third party software), used by any Seller in the conduct of the Business.

5.29     SUFFICIENCY OF  ASSETS.

         The sale of the Purchased Assets by the Asset Sellers and the Share by NetOptix to the Purchaser pursuant to this Agreement will effectively convey to, or provide the license to, the Purchaser the entire Business of, and all of the tangible and intangible property used in the conduct of the Business by the Sellers (whether owned, leased or held under license by any Seller) and necessary to, the conduct of the Business as conducted by the Sellers except for the Excluded Assets.

5.30     DISCLOSURE.

         Neither this Agreement, including the schedules, attachments or exhibits, nor any other written material delivered to the Purchaser or any of their respective directors, officers, employees, representatives or agents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to the parties referred to above of which each Seller or any of the officers or directors of any Seller is aware and which constitutes or could reasonably be anticipated to result in a Material Adverse Effect. Each schedule to this SECTION 5 separately sets forth the disclosure of information for each Seller.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF COOPER.

             The Purchaser represents and warrants to the Sellers as follows:

6.1      ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

         The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as is now being conducted.

6.2      AUTHORITY; CORPORATE ACTION; AUTHORITY; NO CONFLICT.

         The Purchaser and the Parent each have all the requisite corporate power and authority to enter into this Agreement and each Related Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser and the Parent of this Agreement and each Related Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby by the Purchaser and the Parent have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and the Parent. This Agreement and each Related Document to which each of the Purchaser and the Parent is a party have been duly and validly executed and delivered by each of the Purchase and the Parent and is the valid and binding obligation of each of the Purchaser and the Parent, enforceable against each of the Purchaser and the Parent in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any benefit under, or result in the creation of any Encumbrance upon any of the respective assets or properties of the Purchaser or the Parent under any term, condition or provision of the Charter or By-laws of the Purchaser or the Parent or (ii) violate any Law applicable to the Purchaser or the Parent or any of its respective properties or assets.

6.3      LITIGATION, ETC.

         Except for workers' compensation claims made in the ordinary course of business and Proceedings involving claims covered by insurance, since the filing of the Parent's SEC report on Form 10-Q for the fiscal quarter ended September 30, 1999 and any Form 8-K filed thereafter, there are no (i) Proceedings pending or, to the Best Knowledge of the Purchaser, threatened against the Parent or any of its subsidiaries, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against the Parent or any of its subsidiaries, in each case which is likely to have a material adverse effect on the financial condition or results of operations of the consolidated business of the Parent and its subsidiaries taken as a whole.

6.4      BROKERS.

         Neither the Purchaser nor any of its respective officers, directors, shareholders or employees (or any Affiliate of any of the foregoing) has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except for Oliver, Lipman & Associates. To the extent the

Purchaser has, based upon its acts, any Liability to pay any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, it will be solely responsible for the payment of such commission or fee, including any such commission or fee payable to Oliver, Lipman & Associates.

6.5      CONSENT.

         No provision of the Charter or By-laws of the Purchaser or the Parent or any Contract to which the Purchaser or the Parent is a party or by which any of its properties is bound, requires the consent or authorization of any other Person as a condition precedent to the consummation of the transactions contemplated by this Agreement or any of the Related Documents to which the Purchaser or the Parent is a party, which consent or authorization, if not obtained, would have a material adverse effect on the consummation by the Purchaser or the Parent of the transactions contemplated by this Agreement or any of such Related Documents.

6.6      PURCHASE FOR INVESTMENT.

         The Share will be acquired by the Purchaser for its own account, for investment and not with any present intention of distributing the Share.

6.7      LICENSES; AUTHORIZATIONS

         Prior to the Closing, the Purchaser shall have obtained all material licenses or other material authorizations required for its conduct of the Business and the operation of the Purchased Assets, including the licenses required under the Canadian Goods and Services Tax and Quebec Sales Tax laws.

                                  ARTICLE VII

                CONDUCT AND TRANSACTIONS PRIOR TO AND AT CLOSING

7.1      ACCESS TO INFORMATION.

         From and after the date hereof until the Closing (the "Pre-Closing Period"), each Seller shall afford to the Purchaser and its Representatives free and full access upon reasonable notice and during normal business hours (but without interruption of the business of each Seller) to the customers, suppliers and vendors of the each Seller and to all of the books and records, tax Returns, work papers and other documents and information and to the Facilities and personnel of each Seller related to the Business and the Purchased Assets as may be reasonably requested.

7.2      CONDUCT OF EACH SELLER.

         During the Pre-Closing Period, each Seller shall:

             (a) conduct its business only in the ordinary course consistent with past practice;

             (b) not dispose of any of the Purchased Assets or, with respect to Leisegang GmbH, any assets, except sales of inventories or other assets in the ordinary course of business;

             (c) use reasonable efforts to maintain its business, assets, relations with employees, customers and suppliers, licenses and operations in accordance with past custom and practice;

             (d) except with the written consent of the Purchaser, not increase or promise to increase the compensation payable to employees of Leisegang and the Foreign Subsidiaries (other than normal compensation reviews and raises consistent with past practices) or form or support formation of a workers' council with respect to Leisegang GmbH;

             (e) not reclassify, combine, split, subdivide or redeem or otherwise repurchase any capital stock, or issue, deliver, pledge or encumber any additional capital stock or other securities equivalent to or exchangeable for capital stock of Leisegang GmbH;

             (f) not acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock, partnership interests or assets of, or by any other manner, any business or any Person, except in the case of NetOptix;

             (g) not pay, discharge or satisfy any material claims, Liabilities or obligations of Leisegang or the Foreign Subsidiaries (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of Liabilities in the ordinary course of business consistent with its past practice;

             (h) not change in any material respect the accounting methods or practices followed by it, including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in GAAP;

             (i) not amend or modify in any way the Charter or By-laws or similar documents of Leisegang or the Foreign Subsidiaries; and

             (j) not pay any dividend or distribution with respect to the capital stock of Leisegang GmbH; and

             (k) with respect to Leisegang GmbH, enter into any contract or Liability except in the ordinary course of business.

7.3      EFFORTS TO CONSUMMATE.

         Subject to the terms and conditions of this Agreement, each party shall use reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws or this Agreement, in order to consummate the transactions contemplated hereby.

7.4      EXCLUSIVITY.

         (a) The Sellers acknowledges that substantial time of the Purchaser and substantial out-of-pocket expenses (including attorneys' and accountants' fees and expenses) have been and will continue to be expended and incurred in connection with conducting legal, business and financial due diligence investigations of the Business, drafting and negotiating this Agreement and the Related Documents and other related expenses (collectively, "Acquisition Expenses"). Until the Closing Date (unless this Agreement is sooner terminated), each Seller shall not, and shall use its best efforts to not permit any of the Representatives of any Seller to: (i) unless following consultation with outside legal counsel, NetOptix's Board of Directors determines in good faith that it is required to do so in order to discharge properly its fiduciary duties, enter into any written or oral agreement or understanding with any Person (other than the Purchaser) regarding Another Transaction (as defined below); (ii) unless following consultation with outside legal counsel, NetOptix's Board of Directors determines in good faith that it is required to do so in order to discharge properly its fiduciary duties, enter into or continue any negotiations or discussions with any Person (other than the Purchaser) regarding the possibility of Another Transaction; or
(iii) unless following consultation with outside legal counsel, NetOptix's Board of Directors determines in good faith that it is required to do so in order to discharge properly its fiduciary duties, provide any non-public financial or other confidential or proprietary information regarding the Business or the Purchased Assets (including this Agreement and any other materials containing the Purchaser's proposed terms and any other financial information, projections or proposals regarding the Business or the Purchased Assets) to any Person (other than to the Purchaser or its Representatives) who any Seller knows, or has reason to believe, would have any interest in participating in Another Transaction. Nothing contained in this SECTION 7.4 shall (i) prevent NetOptix's Board of Directors from taking and disclosing to its stockholders a position with regard to a tender offer or exchange offer contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act, and making such disclosure to the stockholders as may be required under applicable Law; provided, that the Board of Directors shall not recommend that such stockholders tender their shares of NetOptix's common stock in connection with such tender or exchange offer unless the Board of Directors determines in good faith, after consultation with outside legal counsel, that making such recommendation is required in order to discharge properly its fiduciary duties, or (ii) prevent NetOptix from negotiating or discussing with third parties the merger of NetOptix or sale of capital stock of NetOptix. As used herein, the term "Another Transaction" means (A) the sale of the Share, the Business or any of the Purchased Assets, other than the sale of inventories in the ordinary course consistent with past practice, or (B) the sale (whether by sale of stock, merger, consolidation or otherwise) of more than 50% of the voting securities of any Seller. Each Seller represents that it is not a party to, or bound by, any agreement with respect to Another Transaction other than this Agreement.

         (b) NetOptix shall disclose to the Purchaser the terms of Another Transaction that any Seller negotiates or discusses, as permitted under this
SECTION 7.4, with any Person other than the Purchaser (including the identity of such Person).

         (c) Each party recognizes and acknowledges that a breach of this
SECTION 7.4 will cause irreparable and material loss and damage for the Purchaser, which cannot be adequately compensated for in damages by an action at law. Therefore, each Seller agrees that the Purchaser shall be entitled, in addition to any other remedies and damages available, to the equitable remedies of injunction and specific performance with respect to each Seller's obligations hereunder

7.5      SPECIAL PAYMENT TO PURCHASER BASED ON ANOTHER TRANSACTION.

         In the event that NetOptix's Board of Directors determines in good faith, after consultation with outside legal counsel, that it is required, in order to discharge properly its fiduciary duties, to consider the unsolicited offer of a Person (other than the Purchaser or any of its Affiliates or Representatives) to enter into Another Transaction, NetOptix may terminate this Agreement pursuant to ARTICLE 10 under circumstances not involving a breach by the Sellers of the provisions of this Agreement solely for the purpose of entering into Another Transaction with such Person. At the time and as a condition to such termination by NetOptix of this Agreement, the Sellers shall pay $300,000 to the Purchaser and, conditioned upon there not having been a breach by any Seller of the provisions of this Agreement including without limitation the provisions of SECTION 7.4, such payments shall fully satisfy the Sellers' obligations to the Purchaser under this Agreement

7.6      PUBLIC ANNOUNCEMENTS.

         The Purchaser and NetOptix will consult with each other before issuing and, to the extent reasonably practicable, give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement or any Related Document and no party to this Agreement shall issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The initial press release to be issued with respect to the Sale shall be in the form heretofore agreed to by the Purchaser and NetOptix.

7.7      CONSENTS.

         Each party shall use its best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

7.8      NOTICE OF PROSPECTIVE BREACH; SUPPLEMENT TO SCHEDULES.

         (a) NetOptix shall immediately notify the Purchaser in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty of any Seller contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or (ii) any material failure of any Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. the Purchaser shall immediately notify NetOptix of the occurrence or failure to occur of any event, which occurrence or failure to occur would be reasonably likely to cause (x) any representation or warranty of the Purchaser contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or (y) any material failure of the Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         (b) From time to time prior to the Closing, the Sellers will supplement or amend with reasonable frequency the information contained in the Schedules hereto with respect to any matter hereafter arising, which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule hereto.

7.9      EXCHANGE OF PROCEEDS.

         If during the Pre-Closing Period any Asset Seller receives any proceeds in consideration for the exchange of any of its assets that constitute Purchased Assets or Leisegang GmbH receives any proceeds in consideration for the exchange of any of its assets, whether from the sale of any such assets (other than sales of inventory in the ordinary course of business consistent with past practice), from insurance proceeds payable on account of any loss or casualty to such assets, any proceeds from the taking of such assets pursuant to the power of eminent domain, or any other proceeds from whatever source relating to the disposition of such assets (the "Exchange Proceeds"), NetOptix shall promptly notify the Purchaser of such receipt of Exchange Proceeds and shall consult with the Purchaser with respect to the application of any such Exchange Proceeds.

7.10     EMPLOYEE MATTERS.

         (a) (i) The Purchaser shall offer employment as of the Closing Date to no less than ten (10) employees of Leisegang working in the Florida Facility, on terms and conditions that are comparable to similarly situated employees of the Purchaser. On or prior to the Closing, the Purchaser shall provide NetOptix with a list of such employees of Leisegang to whom the Purchaser plans to offer employment (the "Leisegang Employees"). Effective as of the Closing, NetOptix shall terminate, or cause Leisegang to terminate within 60 days of the Closing Date, the employment of the Leisegang Employees. The Purchaser shall credit employees of Leisegang hired at the Closing by the Purchaser with past service at Leisegang for purposes of the severance payments specified on SCHEDULE 5.17(b). The Purchaser shall be responsible for the severance payments specified on SCHEDULE 5.17(b) for those employees of Leisegang not offered employment with the Purchaser commencing at the Closing, but only if employment of such employees by Leisegang is terminated within 60 days of the Closing by Leisegang. Leisegang shall pay a retention bonus to each Leisegang Employee in an amount determined in consultation with the Purchaser. Leisegang shall pay up to a maximum amount of $192,000 of the amount of retention bonus up to $250,000 and any excess of such retention bonus over $250,000 and the Purchaser shall pay up to $58,000 of such retention bonus of $250,000. Leisegang shall pay 30% of each employee's retention bonus prior to the Closing and agree with its employees in a manner reasonably approved by the Purchaser, to pay the remaining 70% of each employee's retention bonus within 90 days after the Closing. Leisegang shall submit an invoice to the Purchaser at the end of such 90 day period after the Closing setting forth the actual amount of the retention bonus paid to such employees and, if applicable, requesting reimbursement of up to $58,000. The Purchaser shall pay such balance promptly after receipt of such invoice.

             (ii) Except as hereafter provided, the Purchaser shall offer employment as of the Closing Date to the employees of Galenica working in its Canadian Manufacturing and Office Facilities on terms and conditions comparable to similarly situated employees of the Purchaser. Galenica shall terminate as of the Closing Date the employment of those employees the Purchaser is employing, other than Marcotte and Godin. The employment agreements with (i) Jacques Marcotte ("Marcotte") dated February 1, 1998 and (ii) Michel Godin ("Godin") dated February 1, 1998 shall be Assigned Contracts, subject to such agreements being modified to delete Section 2.2 and all other provisions respecting equity or option based compensation and the confirmation of Marcotte and Godin, respectively, as to the assignment thereof to the Purchaser. NetOptix shall reimburse the Purchaser for one-half of the amount accruing from and after the Closing to be paid by the Purchaser to Marcotte under such employment agreement, including compensation, benefits (including employee benefit plans, vacation and car allowance) and termination costs. The Purchaser shall submit monthly invoices setting forth the amount actually paid and requesting for reimbursement one-half of such amount. NetOptix shall, prior to the Closing, enter into agreements reasonably acceptable to the Purchaser and at the sole cost and expense of NetOptix, with Marcotte, Godin and Jurgen Scheiblich, which shall provide for incentives for each such individual to renew with the Purchaser through July 31, 2000.

             (iii) Leisegang represents and warrants that it has terminated, is terminating or will terminate by the Closing Date nine (9) employees of Leisegang GmbH listed on SCHEDULE 7.10(a)(iii). Leisegang GmbH shall, after the Closing, inform NetOptix of any negotiations and/or court proceedings in connection with such terminations and shall consult with NetOptix in connection therewith.

         (b) As of the Closing Date, employees of Leisegang to whom the Purchaser has offered employment and who have accepted such offer of employment shall be eligible to participate in each of the Purchaser's Employee Welfare Benefit Plans and its 401(k) retirement plan in the same manner and to the same extent as other similarly situated employees of the Purchaser. Such employees hired by the Purchaser shall be given credit for service with Leisegang for purposes of eligibility, vesting and benefits to participate in the Purchaser's Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA), other than the Purchaser's post-retirement medical benefits program. The Purchaser shall waive (or cause to be waived) any pre-existing condition limitations under its Employee Welfare Benefit Plans that would otherwise apply to an employee hired by the Purchaser.

         (c) To the extent employees of Leisegang GmbH are covered by any existing Employee Benefit Plans of NetOptix, such coverage shall be terminated as of the Closing.

         (d) Notwithstanding any action or inaction of the Sellers, the Purchaser shall have no obligation with respect to any Employee Benefit Plans maintained by the Sellers or any ERISA Affiliate thereof.

         (e) NetOptix, Leisegang and Galenica will cooperate with the Purchaser in the Purchaser's efforts to employ the employees of Leisegang which Purchaser has designated and the Galenica employees, provided that Seller makes no representation as to whether any of such persons will accept such employment.

7.11     SUBLEASE.

         Leisegang and the Purchaser shall, prior to Closing, agree upon the form of Sublease to be entered into at the Closing

7.12     QUEBEC BULK SALES LAW.

         Subject to the provisions set forth in SECTION 9.1(a)(vii), the parties hereto agree not to comply with Quebec Bulk Sales Law.

7.13     PRODUCTS.

         The list of Products on SCHEDULE1.1(a)(i) shall be amended to provide greater detail based on catalogues and the Sellers' numbering of the Products.

                                  ARTICLE VIII

                               CLOSING CONDITIONS.

8.1      CONDITIONS TO OBLIGATIONS OF PURCHASER.

         The obligations of Purchaser under this Agreement to purchase the Share and the Purchased Assets and to assume the Assumed Liabilities are subject to the satisfaction, on or prior the Closing, of the following conditions unless waived (to the extent such conditions can be waived) by Purchaser:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Sellers and each of them in this Agreement and the Related Documents (without giving effect to any qualification contained therein as to materiality, including without limitation, the phrases "material", "in all material respects", and "Material Adverse Effect") shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date).

         (b) PERFORMANCE OF OBLIGATIONS. Each Seller shall have performed or complied in all material respects with all agreements, obligations and covenants required to be performed by it under this Agreement and the Related Documents on or as of the Closing Date.

         (c) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by each Seller and the consummation of the transactions contemplated hereby and thereby, including requisite stockholder approvals, shall have been duly and validly taken by each Seller and each Seller shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein.

         (d) OPINION OF THE SELLER'S COUNSEL. The Purchaser shall have received the following opinions dated the Closing Date: (i) opinions of Edwards & Angell, LLP, counsel to the Sellers, substantially in the form of EXHIBIT D and EXHIBIT E hereto, (ii) an opinion of Goodman Philips & Vineberg, counsel to Galenica, substantially in the form of EXHIBIT F hereto and (iii) an opinion of CMS Hasche Sigle Eschenlohr Peltzer, counsel to Leisegang GmbH, substantially in the form of EXHIBIT G hereto.

         (e) CONSENTS AND APPROVALS. The Purchaser shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by each Seller of this Agreement and each of the Related Documents to which any of them may be parties, the consummation of the transactions contemplated hereby and thereby, and the continued conduct of the Business as previously conducted, in form and substance satisfactory to Purchaser.

         (f) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, Orders and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third Person, including any Governmental Entity which are required for or in connection with the execution and delivery by the parties of this Agreement and the Related Documents to which they may be parties and the consummation by the parties of the transactions contemplated hereby and thereby and in order to permit or enable the Purchaser to conduct the Business after the Closing in substantially the same manner as previously conducted by the Sellers shall have been obtained or made, in form and substance reasonably satisfactory to the Purchaser, and shall be in full force and effect.

         (g) ACTIONS AND PROCEEDINGS. No Proceeding shall be pending before any court or other Governmental Entity, or threatened, which may result in the restraint or prohibition of the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents or which could result in damages payable by the Purchaser in connection therewith or which could adversely affect any Seller or result in a divestiture by the Purchaser of all or a substantial part of the capital stock of Leisegang GmbH or assets of any Seller, and no court of competent jurisdiction shall have issued an injunction with respect to the consummation of the transactions contemplated by this Agreement and the Related Documents that shall not be stayed or dissolved at the time of Closing.

         (h) STATUTES. No action shall have been taken or threatened, and no Law shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby, (ii) render any party unable to consummate the transactions contemplated hereby, or (iii) impair the ability of the Purchaser to own or conduct the Business as previously conducted, whether directly or indirectly.

         (i) RELATED DOCUMENTS. Each of the documents set forth below (each, a "Related Document", and collectively, the "Related Documents") shall have been executed and delivered by the following parties thereto:

             (i) NON-COMPETITION AGREEMENT. NetOptix, Leisegang and Galenica shall have executed and delivered a non-competition agreement substantially in the form of EXHIBIT H hereto (the "Non-Competition Agreement");

             (ii) ESCROW AGREEMENT. NetOptix, Leisegang and Galenica shall have executed and delivered the Escrow Agreement;

             (iii) BILLS OF SALE. Each U.S. Seller and Galenica shall have executed and delivered the Bills of Sale;

             (iv) SUBLEASE. Leisegang shall have executed and delivered the Sublease and the landlord of the subleased premises shall have consented thereto;

             (v) SHARE TRANSFER AGREEMENT. NetOptix shall have executed and delivered in Germany a separate share transfer agreement to be delivered at the Closing substantially in a form acceptable to all of the parties hereto (the "Share Transfer Agreement"), to transfer the Share and the Purchaser shall have received the related transfer instruments as contemplated by
     SECTION 1.3(a); and

             (vi) DEED AND TITLE REPORT, ETC. Galenica shall have delivered to the Purchaser a deed of sale in customary form for the Canadian Manufacturing Facility and a survey for such facility and the Purchaser shall have received at the Seller's expense an owner's title insurance policy from the company issuing the Title Commitment showing no change in the conditions of title of such Facility from the conditions of such title in the Title Commitment and containing no survey exception.

             (j) CONSENT OF LENDER; RELEASE OF ENCUMBRANCES. The Purchaser shall have received from NetOptix (i) evidence satisfactory to the Purchaser that NetOptix's lender, Deutsche Financial Services Corporation, has consented to the Sale and released its Encumbrance on the Purchased Assets and Share and any pledge with respect to the Share shall also be released, (ii) evidence satisfactory to the Purchaser that NetOptix's former lenders, BankBoston, N.A. and BancBoston Leasing Inc., have consented to the Sale and released their Encumbrances on the Purchased Assets, (iii) a release from each Seller of all Liabilities owing to it from any other Seller, including a release from NetOptix of any indebtedness owing between Leisegang GmbH and Galileo Corporation (the prior name of NetOptix), (iv) the consent of each of Business Development Bank of Canada and Caisse Populaire de St.-Luboire to the Purchaser's assumption of each of the mortgages on the Canadian Manufacturing Facility with no change therein to the extent that the amount of such assumption does not exceed the limitation set forth in SECTION 2.1(c) and an estoppel certificate from holders of such Canadian Mortgages indicating the amount due thereon, and
     (v) evidence satisfactory to the Purchaser of the release or termination of all other Encumbrances on the Purchased Assets, other than Permitted Encumbrances (except as set forth above), including all UCC-3 termination statements.

             (k) RELATED CERTIFICATES. Each of the following certificates shall have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

             (i) a certificate of the secretary of each Seller dated as of the Closing Date, certifying (A) that true and complete copies of each Seller's Charter and By-laws as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of each Seller executing this Agreement or any of the Related Documents on behalf of each Seller; and (C) the genuineness of the resolutions (attached thereto) of the board of directors of each Seller authorizing the execution, delivery and performance of this Agreement and the Related Documents to which each Seller is a party and the consummation of the transactions contemplated hereby and thereby;

             (ii) certificates of the secretaries of state or other appropriate officers of the states or other jurisdictions in which each Seller is organized or qualified to do business dated as of the Closing Date, certifying as to the good standing and, to the extent available, nondelinquent tax status of each Seller; and

             (iii) a certificate of the principal executive officer of each Seller dated as of the Closing Date, certifying as to (A) the accuracy of the representations and warranties of each Seller contained herein, as contemplated by SECTION 8.1(a), and (B) the performance of the covenants of each Seller contained herein, as contemplated by SECTION 8.1(b).

             (iv) a certificate jointly executed by a principal executive officer of NetOptix and Leisegang, dated as of the Closing Date, certifying that such Seller is not a foreign person within the meaning of Section 1445 of the Code.

             (l) ENVIRONMENTAL REPORTS. The Purchaser shall have received a Phase I report from an environmental consultant satisfactory to it that there is, in connection with the Canadian Manufacturing Facility and the Berlin Facility, no violation of Environmental Health and Safety Laws and no Hazardous Materials which could, in the judgement of the Purchaser, have a Material Adverse Effect.

             (m) RESIGNATION OF OFFICERS AND DIRECTORS. The Purchaser shall have received such resignations as it may request prior to Closing of all officers, directors and statutory auditors of Leisegang GmbH.

8.2      CONDITIONS TO OBLIGATIONS OF EACH SELLER.

         The obligations of NetOptix to sell the Share, the Asset Sellers to sell the Purchased Assets and the Sellers to take the other actions required to be taken by each Seller at the Closing are subject to the satisfaction, at or prior the Closing, of the following conditions unless waived (to the extent such conditions can be waived) by NetOptix:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Purchaser in this Agreement and the Related Documents (without giving effect to any qualification contained therein as to materiality, including without limitation, the phrases "material", "in all material respects", and "Material Adverse Effect") shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date).

         (b) PERFORMANCE OF OBLIGATIONS. The Purchaser shall have performed in all material respects its respective agreements, obligations and covenants required to be performed by it under this Agreement on or as of the Closing Date.

         (c) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Purchaser and the Parent and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the Purchaser and the Parent and the Purchaser shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein.

         (d) OPINION OF THE PURCHASER'S COUNSEL. The Sellers shall have received an opinion of O'Sullivan Graev & Karabell, LLP, counsel for the Purchaser, dated the Closing Date substantially in the form of EXHIBIT I hereto.

         (e) CONSENTS AND APPROVALS. Each Seller shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Purchaser and the Parent of this Agreement and each of the Related Documents to which any of them may be parties and the consummation of the transactions contemplated hereby and thereby, in form and substance satisfactory to NetOptix.

         (f) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, Orders and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third Person, including any Governmental Entity, which are required for or in connection with the execution and delivery by the parties of this Agreement and the Related Documents to which they may be parties and the consummation by the parties of the transactions contemplated hereby and thereby shall have been obtained or made and shall be in full force and effect.

         (g) ACTIONS AND PROCEEDINGS. No Proceeding shall be pending before any court or other Governmental Entity, or threatened, which may result in the restraint or prohibition of the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents or which could result in damages payable to the Sellers in connection therewith or which could adversely affect the Sellers and no court of competent jurisdiction shall have issued an injunction with respect to the consummation of the transactions contemplated by this Agreement and the Related Documents that shall not be stayed or dissolved at the time of Closing.

         (h) STATUTES. No action shall have been taken or threatened, and no Law shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby, (ii) render any party unable to consummate the transactions contemplated hereby, or (iii) impair the ability of the Purchaser to own or conduct the Business as previously conducted, whether directly or indirectly.

         (i) RELATED DOCUMENTS. Each of the documents to be executed and delivered by the Purchaser shall have been so executed and delivered and the transactions contemplated thereby consummated or effected, as the case may be, in accordance with the terms thereof.

         (j) RELATED CERTIFICATES. Each of the following certificates shall have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof.

             (i) a certificate of the secretary of the Purchaser dated as of the Closing Date, certifying (A) that true and complete copies of the respective Charters and By-laws of the Purchaser as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Purchaser executing this Agreement or any of the Related Documents on behalf of the Purchaser; and (C) the genuineness of the resolutions (attached thereto) of the board of directors of the Purchaser and the Parent authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Purchaser or the Parent is a party and the consummation of the transactions contemplated hereby and thereby;

             (ii) certificates of the secretary of state of the states in which the Purchaser is organized dated as of the Closing Date, certifying as to the good standing and nondelinquent tax status of the Purchaser;

             (iii) a certificate signed by an officer of the Purchaser, dated as of the Closing Date, certifying as to (A) the accuracy of the representations and warranties of the Purchaser contained herein, as contemplated by SECTION 8.2(a), and (B) the performance of the covenants of the Purchaser contained herein, as contemplated in SECTION 8.2(b).

                                   ARTICLE IX

                                INDEMNIFICATION.

9.1      INDEMNIFICATION GENERALLY; ETC.

         (a) The Seller Indemnifying Persons, jointly and severally, shall indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

             (i) the untruth, inaccuracy or breach of any representation or warranty of any Seller contained in SECTION 5, or in the Schedules, any Exhibit hereto or any certificate delivered in connection herewith on or before the Closing Date (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

             (ii) the breach of any agreement or covenant of any Seller contained in this Agreement (including the Schedules and the Exhibits attached hereto);

             (iii) the Excluded Assets;

             (iv) the Excluded Liabilities;

             (v) notwithstanding the disclosure of any such Liability in this Agreement, on any Schedule, or otherwise, all Liabilities (contingent or otherwise and including Liability for response costs, personal injury, property damage or natural resource damage), other than the Assumed Liabilities and Liabilities reflected on the Statement of Assets and Liabilities, which arise out of events that occurred, or products sold or services performed by any Seller prior to the Closing (notwithstanding that the date on which such Liability arose or became manifest is after the Closing), including the assertion of any claim, demand or Liability against the Purchaser arising from or in connection with the assertion against the Purchaser by any stockholder of any claim with respect to any actions or the transactions of or involving any Seller prior to or at Closing (including the actions and transactions contemplated by this Agreement);

             (vi) assertion of any claim, demand or Liability against the Purchaser arising from or in connection with Environmental, Health and Safety Laws, including those relating to the handling, treatment, storage, disposal, release or threatened release of Hazardous Substances at, onto or from any real property, or any offsite waste treatment or storage disposal facility associated with the Business (including any such property or facility associated with Leisegang GmbH), except for any such Liabilities reflected in the Statement of Assets and Liabilities the facts or circumstances underlying which are caused solely by the operation of the Business after the Closing Date;

             (vii) non-compliance by any Seller with any applicable "bulk sales laws";

             (viii) assertion of any claim, demand or Liability against the Purchaser arising from or in connection with the NetOptix Inventory (as defined in SECTION 11.4);

             (ix) any Special Tax Losses.

         (b) "Special Tax Losses" means and includes any and all Losses sustained, suffered or incurred by any Purchaser Indemnified Persons arising from or in connection with Taxes payable by any Seller or any Affiliate thereof with respect to any period ending on or prior to the Closing Date (or the portion ending on the Closing Date of any period that includes but does not end on the Closing Date) which is not reflected on the Statement of Assets and Liabilities or the inaccuracy or breach of the representations and warranties of any Seller contained in SECTION 5.9.

         (c) The Purchaser Indemnifying Persons shall indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Seller Losses arising from or in connection with any of the following:

             (i) the untruth, inaccuracy or breach of any representation or warranty of the Purchaser contained in SECTION 6 or any certificate delivered in connection herewith on or prior to the Closing Date (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

             (ii) the breach of any agreement or covenant of the Purchaser contained in this Agreement;

             (iii) the Assumed Liabilities; and

             (iv) the conduct by the Purchaser of the Business or the ownership or use of the Purchased Assets after the Closing.

9.2      ASSERTION OF CLAIMS.

         No claim shall be brought under SECTION 9.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to SECTION 9.3 of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under SECTION 9.1.

9.3      NOTICE AND DEFENSE OF CLAIMS.

         The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

         (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

         (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons or (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons.

         (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of SECTION 9.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in SECTION 9.3(b), or are otherwise restricted from so assuming by the proviso to the first sentence of SECTION 9.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons shall assume the defense of the Third Party Claim, with counsel which shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

         (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld; provided, however, that in the event the Indemnifying Persons shall propose the settlement of any claim which is capable of settlement by the payment of money only and shall demonstrate to the reasonable satisfaction of the Indemnified Persons the ability to pay such amount, and the Indemnified Persons shall not consent thereto within 20 days after the receipt of written notice thereof, any Losses incurred by the Indemnified Persons in excess of such proposed settlement shall be at the sole expense of the Indemnified Persons.

         (e) Any claim by an Indemnified Person on account of a Loss which does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Person reasonably prompt written notice thereof, and the Indemnifying Person will have a period of 30 calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Person does not so respond within such 30 calendar day period, the Indemnifying Person shall be deemed to have rejected such claim, in which event the Indemnified Person shall be free to pursue such remedies as may be available to the Indemnified Person.

         (f) A failure to give timely notice as provided in this SECTION 9.3 shall not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

9.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         Subject to the further provisions of this SECTION 9.4, the representations and warranties of the Parties contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing Date until the first anniversary of the Closing Date. Representations and Warranties contained in SECTION 5.9, the first sentence of
SECTION 5.10, SECTION 5.15, 5.18 and 5.19 shall survive until the expiration of the applicable statute of limitations. The covenants and other agreements of the Sellers and the Purchaser contained in this Agreement shall survive the Closing Date until they are otherwise terminated by their terms. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "Survival Date".

9.5      LIMITATIONS ON INDEMNIFICATION.

         (a) From and after the Closing, the Purchaser Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties of any Seller pursuant to SECTION 9.1(a)(i) and the Seller Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties of the Purchaser pursuant to SECTION 9.1(c)(i) unless and until the Indemnified Persons (or any of them) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $150,000; provided, however, that in no event shall the limitations set forth in this SECTION 9.5 apply with respect to any willful or knowing breach of such representations or warranties. Once aggregate Losses under SECTION 9.1(a)(i) or SECTION 9.1(c)(i), as applicable, exceed $150,000, the Purchaser Indemnified Persons and the Seller Indemnified Persons shall be entitled to indemnification for the amount of all Losses, including the amount of Losses less than $150,000.

         (b) Neither the Purchaser Indemnified Persons nor the Seller Indemnified Persons may recover Losses under this Agreement for breaches of representations and warranties which in the aggregate exceed the amount of $1,000,000 under SECTION 9.1(a)(i) or SECTION 9.1(c)(i), as applicable.

9.6      DEFINITIONS.

         As used herein the following terms have the following respective meanings:

         "Purchaser Indemnified Persons" means and includes (A) before the Closing, the Purchaser, its Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing and (B) after the Closing, the Purchaser and its Affiliates including Leisegang GmbH and their respective successors and assigns, and the respective officers and directors of each of the foregoing.

         "Purchaser Indemnifying Persons" means and includes (A) before the Closing, the Purchaser and its Affiliates and (B) after the Closing, the Purchaser and its Affiliates including Leisegang GmbH and their respective successors and assigns.

         "Purchaser Losses" means any and all Losses sustained, suffered or incurred by any the Purchaser Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under SECTION 9.1(a).

         "Indemnified Persons" means and includes the Seller Indemnified Persons or the Purchaser Indemnified Persons, as the case may be.

         "Indemnifying Persons" means and includes the Seller Indemnifying Persons or the Purchaser Indemnifying Persons, as the case may be.

         "Seller Indemnified Persons" means and includes (A) before the Closing, each Seller, its Affiliates and their respective successors and assigns, and the respective officers and directors of each of the foregoing and (B) after the Closing, NetOptix, Leisegang and Galenica and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

          "Seller Indemnifying Persons" means and includes (A) before the Closing, each Seller and their respective Affiliates and (B) after the Closing, NetOptix, Leisegang and Galenica and their respective Affiliates, successors and assigns.

          "Seller Losses" means any and all Losses sustained, suffered or incurred by any Seller Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Section 9.1(c).

9.7  Payments from Escrow Fund.

     Claims by Purchaser Indemnified Persons for indemnification hereunder shall first be satisfied from any balance in the Escrow Fund. Any excess over such balance shall be paid by NetOptix.


                                   ARTICLE X

                       TERMINATION; EFFECT OF TERMINATION.

10.1  Termination.

      This Agreement may be terminated at any time prior to the Closing by:

      (a) the mutual consent of the Purchaser and NetOptix; or

      (b) the Purchaser, if:

             (i) there has been a willful breach by any Seller or of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which such Seller fails to cure within 10 Business Days after notice thereof is given by the Purchaser (except no cure period shall be provided for a breach by any Seller which by its nature cannot be cured);

             (ii) the conditions set forth in Section 8.1 shall not have been satisfied or waived (to the extent they may be waived) by January 31, 2000; or

             (iii) the matters contained in a supplement or amendment of any Schedule of this Agreement by the Sellers constitute a Material Adverse Effect;

      (c) NetOptix, if:

             (i) there has been a willful breach by the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which the Purchaser fails to cure within 10 Business Days after notice thereof is given by NetOptix (except no cure period shall be provided for a breach by the Purchaser which by its nature cannot be cured); or

             (ii) if the conditions set forth in Section 8.2 shall not have been satisfied or waived (to the extent they may be waived) by January 31, 2000;

      (d) the Purchaser or NetOptix, if any permanent injunction or other Order of a court or other Governmental Entity preventing the Closing shall have become final and nonappealable;

provided, however, that NetOptix shall not be entitled to terminate this Agreement pursuant to Section 10.1(c)(ii) if any Seller's intentional breach of this Agreement has prevented the satisfaction of a condition and the Purchaser shall not be entitled to terminate the Agreement pursuant to Section 10.1(b)(ii) if the Purchaser's intentional breach of this Agreement has prevented the satisfaction of all conditions.

10.2  Termination Procedures.

      Any termination pursuant to Section 10.1(a) shall be effected by a written instrument signed by the Purchaser and NetOptix, and any other termination pursuant to this Section 10.1 shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.

10.3  Effect of Termination.

      In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect, except for Section 5.20, Section 6.4, this Section 10.3 and Section 12.6, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

                                   ARTICLE XI

                             POST CLOSING COVENANTS

11.1  Access to Records.

      The Asset Sellers shall, for the longer of three years after the Closing or the period required by applicable Law, give to the Purchaser and its authorized Representatives, upon reasonable notice and during normal business hours, access to the books and records being retained by the Asset Sellers, which in any way relate to the Business and the Purchaser shall for the same period give to NetOptix and its authorized Representatives, upon reasonable notice and during normal business hours, access to the books and records of Leisegang GmbH and of the Business which are acquired by the Purchaser from the Asset Sellers relating to the period up to the Closing Date. The Purchaser and NetOptix shall each be entitled, at its own expense, to make extracts and copies of such books and records and shall cooperate in connection with accomplishing the same. The Purchaser and the Asset Sellers shall, during such period, preserve and maintain such books and records held by them and shall not, subsequent to such period, destroy or cause to be destroyed any such books or records without first obtaining the written consent of the other or giving to the other the opportunity to take delivery of the books and records to be destroyed. If the Purchaser or NetOptix, as the case may be (a "Requesting Party"), promptly notifies the other Party that it desires or requires any of such books or records to be retained for any longer period, such books and records shall be either retained by the party in possession of it or be shipped promptly to the Requesting Party at the expense of the Requesting Party.

11.2  Physical Transfer of Purchased Assets.

      (a) The tangible Purchased Assets shall be deemed delivered to the Purchaser at the time of Closing at the location of each Asset Seller or, if not located at the premises of the Asset Seller, wherever located. Title and risk of loss of the designated Purchased Assets shall pass to the Purchaser at the time of Closing.

      (b) The Purchaser shall have sixty (60) days after the Closing to remove from that portion of the Florida Facility not covered by the Sublease (the "Non-Subleased Premises") any tangible Purchased Assets located on the Non-Subleased Premises at Closing. Such Non-Subleased Premises shall be available for such sixty (60) day period at no cost to the Purchaser, provided that (i) Seller may use such Non-Subleased Premises for its own assets and activities, (ii) access by the Purchaser shall be limited to normal business hours upon reasonable notice, and (iii) none of the Sellers shall have any Liability or obligation with respect to any Purchased Assets located on the Non-Subleased Premises, except for gross negligence or willful misconduct.

11.3  Collection of Accounts Receivable.

      (a) The Purchaser and Leisegang GmbH shall each use its reasonable efforts, exercised in good faith, to collect all of the Receivables, the collection practices of the Purchaser and Leisegang GmbH prior to the date hereof being deemed to be an acceptable standard.

      (b) Unless otherwise designated by the Debtor, any payment from a Debtor (other than a payment with respect to a Disputed Receivable) received subsequent to the Closing shall, for purposes of this Agreement, be applied against the Receivables of such Debtor other than Disputed Receivables, in the order of the oldest amounts owing. Payments from Debtors with respect to Disputed Receivables shall be applied against such Disputed Receivables. NetOptix and the Purchaser shall each timely notify the other of any Disputed Receivable.

      (c) On or promptly after the 180th day following the Closing Date, the Purchaser shall notify NetOptix of all Receivables remaining uncollected as of such date, which notice shall identify each such Receivable by name of Debtor.

      (d) The Asset Sellers (i) guaranty to the Purchaser that the Receivables will be collectible in the ordinary course of business up to the aggregate amount of the Net Receivables shown on the Closing Statements as finally determined or settled pursuant to Section 3.3 (the "Net Receivables Amount") and
(ii) NetOptix shall, at the option of the Purchaser, pay to the Purchaser an amount equal to the excess of the Net Receivables Amount over the amount of the Receivables collected by the date of the Purchaser's written exercise of such option, which shall not be sooner than the 180th day following the Closing. If NetOptix is requested to make a payment to the Purchaser with respect to the uncollected Receivables pursuant to this Section 11.3(d), the Purchaser shall, upon receipt of such payment, (i) assign, transfer, convey and deliver to NetOptix all of the Purchaser's or Leisegang GmbH's right, title and interest to and under such Receivables not so collected (including without limitation all documentation related to such Receivables), free and clear of Encumbrances due to the acts or omissions of the Purchaser and (ii) provide NetOptix with the existing collection history of the Purchaser or Leisegang GmbH for such Receivables. Payment shall be made first from the Escrow Fund, to the extent available, and by NetOptix to the extent of any payments required in excess of the amount available in the Escrow Fund and, if made by NetOptix, by wire transfer in immediately available funds to an account designated by the Purchaser. The Purchaser shall deliver monthly to NetOptix all amounts subsequently collected by the Purchaser or Leisegang GmbH on Receivables which have been so purchased by NetOptix.

      (e) As used herein the following terms have the following respective meanings:

             "Claim" means a claim, refusal to pay or other set-off against a Receivable arising out of the goods or services to which the Receivable is related.

             "Debtor" means a debtor or an obligor of a Receivable or Foreign Receivable.

             "Disputed Receivable" means a Receivable as to which the Debtor has communicated a Claim to a Seller or the Purchaser.

             "Receivables" means the Net Receivables.

11.4     Sale of NetOptix Inventory.

      (a) At, and from time to time after the Closing, NetOptix shall assemble, package and prepare at NetOptix' location, for delivery to the Purchaser at the location or locations designated by the Purchaser, the items of inventory of NetOptix specified on Schedule 11.4 to be delivered prior to the Closing (the "NetOptix Inventory"). The standard cost at Closing on the books of NetOptix of the NetOptix Inventory determined in accordance with GAAP shall be provided by NetOptix to the Purchaser. NetOptix shall deliver the NetOptix Inventory to the Purchaser F.O.B. the Purchaser's location by carrier designated by NetOptix. Risk of loss of the NetOptix Inventory shall pass to the Purchaser upon proper delivery of such inventory by NetOptix to the Purchaser's location. Title to the NetOptix Inventory shall remain with NetOptix.

      (b) From and after the Closing Date (but in no event after the second anniversary of the Closing Date), the Purchaser shall use its commercially reasonable efforts to sell for NetOptix, without warranty or recourse to the Purchaser, the NetOptix Inventory. The Purchaser shall have no obligation or liability to NetOptix or any other Seller if the Purchaser fails to sell all or any part of the NetOptix Inventory or, as to any such inventory sold, if the Purchaser fails to obtain any minimum price for the NetOptix Inventory. Notwithstanding the foregoing, the Purchaser shall not sell any NetOptix Inventory at a price which is less than 40% of NetOptix's standard cost of such inventory without the consent of NetOptix.

      (c) On or before July 31, 2000, with respect to the period ending on June 30, 2000, and within 30 days after each such successive calendar quarter thereafter, the Purchaser shall pay to NetOptix in respect of sales by the Purchaser of NetOptix Inventory during the preceding quarterly period an amount equal to the lesser of (i) proceeds received by the Purchaser during such period from such sales of NetOptix Inventory minus the Incremental Sales Costs incurred by the Purchaser during such period and (ii) the standard cost of the NetOptix Inventory so sold during such period minus the Incremental Sales Costs incurred by the Purchaser during such period. Each such payment shall be accompanied by the Purchaser's statement of such sales and Incremental Sales Costs.

      (d) For purposes of this Section 11.4, the "Incremental Sales Cost" means the incremental warehousing, marketing, sales, packaging and shipping costs incurred by the Purchaser in connection with NetOptix Inventory.

      (e) The Seller Indemnifying Persons shall indemnify and hold the Purchaser harmless from any and all Liabilities incurred or sustained by or against the Purchaser with respect to or arising out of the NetOptix Inventory as provided
Section 9.1(a).

      (f) All sales of NetOptix inventory by the Purchaser shall be made on an "as is" basis, without representation or warranty of any kind, express or implied, by statute or otherwise (including warranties of fitness for any purpose or merchantability). The Purchaser shall use reasonable commercial efforts to assure that all such sales are in compliance with applicable Laws of the United States and other jurisdictions.

      (g) THE PURCHASER DOES NOT BY THIS SECTION 11.4 MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING ANY PRODUCT PRODUCED BY NETOPTIX AND SOLD BY THE PURCHASER UNDER THIS SECTION 11.4, ITS FITNESS FOR ANY PURPOSE, ITS QUALITY, ITS MERCHANTABILITY OR OTHERWISE.

      (h) The Purchaser, effective as of the Closing, authorizes NetOptix to use, to the extent of the Purchaser's interest therein and without warranty from or recourse to the Purchaser, solely in connection with the sale of NetOptix Inventory, the trademark "Leisegang" and any other intellectual property related to the NetOptix Inventory.

11.5  Escrow Agreement.

      (a) The interest, earnings and proceeds from the Escrow Amount is called the "Escrow Income". The Escrow Fund shall be paid by the Escrow Agent as follows:

             (i) from time to time, to the Purchaser, such amounts as it may certify it is entitled to be paid under the provisions of this Agreement; provided, however, that if NetOptix objects thereto, the Escrow Agent shall continue to hold such amounts in escrow under the Escrow Agreement;

             (ii) pursuant to the joint written instructions of the Purchaser and NetOptix;

             (iii) on the first anniversary of the Closing Date, to NetOptix, the balance in the Escrow Fund, less all amounts claimed under this Agreement but not theretofore paid from the Escrow Fund to Purchaser Indemnified Persons (such amounts to be paid to NetOptix or Purchaser Indemnified Persons as claims are resolved); or

             (iv) as determined by the final order, decree or judgement (a "Final Decree") of a court of competent jurisdiction, (the time for appeal having expired with no appeal being taken) in a proceeding to which the Purchaser and NetOptix are parties upon the Escrow Agent's receipt from the Purchaser or NetOptix of a written notice, accompanied by a certified copy of such Final Decree.

      (b) Taxable Escrow Income shall be allocated, and the interest on the Escrow Fund shall be paid quarterly, to NetOptix commencing on April 1, 2000 and on the first day of each calendar quarter thereafter.

         NetOptix and the Purchaser shall provide instructions to the Escrow Agent to implement the provisions of this Agreement and the Escrow Agreement.

11.6  Apportionments.

      (a) Utilities. The Purchaser, NetOptix and Galenica shall jointly instruct the utilities servicing the Canadian Manufacturing Facility, the Canadian Office Facility and the space in the Florida Facility to be subleased by the Purchaser to prepare final bills as of the closing of business on the day preceding the Closing Date for all utility services to the premises to be occupied by the Purchaser from and after the Closing and to transfer to NetOptix the deposit and to continue utility service in the Purchaser's name commencing at such time. The parties shall arrange that all telephone numbers used in connection with the Canadian Facilities and all telephone numbers at the Florida Facility used in connection with the Business be transferred to the Purchaser.

      (b) Salaries. The Seller shall be responsible for and pay compensation and any related expenses, including fringe benefits, taxes, etc. of the employees of Galenica incurred to the end of the last shift on the day preceding the Closing Date and the Purchaser shall be responsible for compensation for such employees accruing from and after the Closing Date.

      (c) Taxes. Taxes accrued on real estate and personal property of Galenica in Canada shall be pro-rated to the day preceding the Closing, whether or not such taxes are then due. Special assessments, if any, for work relating to the Canadian Manufacturing Facility which accrue prior to the Closing Date and which are payable in installments shall be paid by the owner of the Canadian Manufacturing Facility when the installments are due.

      (d) Miscellaneous Proration. All water, fuel, sewer expense, licensing and permit fees, costs and rentals on equipment which are part of the Purchased Assets and service contracts which are part of the Purchased Assets shall be apportioned to the day preceding the Closing.

      (e) Implementation. At the time of Closing or as soon thereafter as is practicable, representatives of the Purchaser and NetOptix shall examine the books and records of the Business as of the time of Closing to make a determination of the apportionment referred to in this Section 11.6. Payments in respect thereof shall be made, where possible, by good check at the Closing or within forty days after the Closing or, if the determinations are disputed and such dispute is not resolved within forty five days after the Closing, within ten days after resolution of the dispute.

11.7  Corporate Name Change.

      Immediately after the Closing, Leisegang shall take all steps necessary to change its corporate name to a name sufficiently dissimilar from its current name so that the Purchaser immediately may commence use of the Leisegang name and, in the reasonable judgment of the Purchaser, there will be no confusion of the public.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS.

12.1  Amendment.

      This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each Seller and the Purchaser, except that NetOptix may waive any obligation owed by any Seller under this Agreement to the Purchaser. No waiver by any Seller or the Purchaser of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.2  Extension; Waiver.

      At any time prior to the Closing, (a) the Purchaser may (i) extend the time for the performance of any of the obligations or other acts of any Seller,
(ii) waive any inaccuracies in the representations and warranties of any Seller contained in this Agreement or in any document delivered pursuant to this Agreement and (iii) waive compliance by any Seller with any of the agreements or conditions contained in this Agreement and (b) NetOptix may (i) extend the time for the performance of any of the obligations or other acts of the Purchaser or the Parent, (ii) waive any inaccuracies in the representations and warranties of the Purchaser or the Parent contained in any document delivered pursuant to this Agreement and (iii) waive compliance by the Purchaser or the Parent with any of the agreements or conditions contained in this Agreement. Any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

12.3  Entire Agreement.

      This Agreement and the Related Documents (including the schedules and the exhibits attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, whether written or oral, among the parties with respect thereto including the letter agreement dated October 29, 1999 between the Parent and NetOptix.

12.4  SEVERABILITY.

      The parties desire that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.5  BENEFITS OF AGREEMENT.

      All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Sellers and the Purchaser and the Parent and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by (i) any Seller without the prior written consent of the Purchaser or (ii) the Purchaser without the prior written consent of NetOptix, except that the Purchaser may, without the consent of NetOptix, assign its rights under this Agreement to one or more of its Affiliates; provided that no such assignment shall relieve the Purchaser or the Parent of its obligations hereunder.

12.6  FEES AND EXPENSES.

      Each Seller and the Purchaser shall bear and pay its own respective legal, accounting and broker fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with: (i) the negotiation, preparation and review of any summary of terms or similar document relating to the Sale; (ii) the negotiation, preparation and review of this Agreement and the Related Documents (including any disclosure schedule), and all bills of sale, assignments, certificates, and other instruments and documents delivered or to be delivered in connection with the Sale; (iii) the obtaining of any consent required to be obtained in connection with the Sale; (iv) the investigation and review conducted by the Purchaser with respect to the business of the Sellers and (iv) the consummation of the transactions contemplated by this Agreement and the Related Documents.

12.7  HEADINGS.

      Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

12.8  NOTICES.

      Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received, if delivered during business hours on a Business Day, when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto) or, if not delivered during business hours on a Business Day, on the next succeeding business day:

      (a) if to the Sellers, to NetOptix:

                     NetOptix Corporation
                     Sturbridge Business Park
                     P.O. Box 550
                     Sturbridge MA 01566
                     Attention: Mr. Gerhard R. Andlinger, President
                     Telecopier: (508) 347-2270

                 with a copy to:

                     Edwards & Angell, LLP
                     250 Royal Palm Way
                     Palm Beach, FL  33480
                     Attention:  Jonathan E. Cole, Esq.
                     Telecopier:  (561) 655-8719.

      (b) if to the Purchaser, to:

                     CooperSurgical Acquisition Corp.
                     c/o The Cooper Companies, Inc.
                     6140 Stoneridge Mall Road, Suite 590
                     Pleasanton, California  94588
                     Attention:  Carol R. Kaufman, V.P., Legal Affairs
                     Telecopier: (925) 460-3662;

                 with a copy to:

                     O'Sullivan Graev & Karabell, LLP
                     30 Rockefeller Plaza
                     New York, New York  10112
                     Attention:  David I. Karabell, Esq.
                     Telecopier:  (212) 408-2420.

12.9  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

12.10 GOVERNING LAW.

      This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. in furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

12.11 INCORPORATION OF EXHIBITS AND SCHEDULES.

      The EXHIBITS and SCHEDULES identified in this Agreement are incorporated herein by reference and made a part hereof.

12.12 INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

      All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

12.13 INTERPRETATION; CONSTRUCTION.

      "Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. "Best Knowledge" of any Person means (i) the actual knowledge of such Person and (ii) that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professional advisers (including attorneys, accountants and consultants) of the Person who could reasonably be expected to have actual knowledge of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein", "hereof", "hereunder", "hereby", "hereto", "hereinafter", and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular ARTICLE, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to ARTICLES, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the ARTICLE, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. The use of the sign "$" (without further currency identification) within this Agreement shall refer only to currency of the United States of America.

12.14 DEFINITIONS.

      As used herein, the following terms have the following meanings:

             "Affiliate" means, with respect to any Person (i) a director, officer or shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is Controlled by, or is under common Control with, such Person..

             "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

             "Encumbrances" means any security interests, mortgages, deeds of trust, liens, pledges, charges, claims, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal, grants of power to confess judgment, conditional sales and title retention agreements (including any lease in the nature thereof) and all other encumbrances whether or not relating to the extension of credit or the borrowing of money.

             "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

             "Florida Facility Lease" means the Commercial Lease dated August 26, 1993 between Catexor Limited Partnership and Leisegang.

             "GAAP" means generally accepted accounting principles in the United States consistently applied (and in the case of Galenica and Leisegang GmbH, the local domestic equivalent of GAAP).

             "Law" means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity.

             "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

             "Litigation Expense" means any out-of-pocket expenses incurred in connection with investigating, defending or asserting any claim, legal or administrative action, suit or

Proceeding incident to any matter indemnified against hereunder including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

             "Losses" means any and all losses, claims, shortages, damages, Liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Tax deficiencies, Taxes (including interest or penalties thereon) and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under ARTICLE IX, in each instance after deduction of the amount of any insurance proceeds recovered and net of any tax benefit actually realized as a result of the Loss by the Indemnified Person in the year in which the claim for indemnification for such Loss was made pursuant to this Agreement or, in the case of a corporation, net of any tax benefit actually realized in such year by a member of an affiliated group of such corporation within the meaning of Section 1504 of the Code.

             "Material Adverse Effect" means a material adverse effect on (i) the financial condition, business, results of operations or prospects of the Business taken as a whole, (ii) the financial condition, business or results of operations or prospects of Leisegang GmbH or Galenica, (iii) on the Purchased Assets taken as a whole or (iv) on the ability of each Seller to perform its obligations under or to consummate the Sale; provided, however, that in no event shall any of the following constitute a Material Adverse Effect: (x) any effects, changes, events, circumstances or conditions generally affecting the industry in which any Seller operates or arising from changes in general business or economic conditions (including litigation, delays in customer orders, a reduction in sales, a disruption in business relationships or a loss of employees); and (y) any effects, changes, events, circumstances or conditions resulting from (A) compliance by any Seller with the terms of, or the taking of any action contemplated or permitted by, this Agreement or any Related Document;
(B) the voluntary resignation or other departure of any sales representatives or employee dedicated to sales of the Asset Sellers located in the United States;
(C) the voluntary resignation or departure of that number of employees of the Asset Sellers that does not in the aggregate prevent the Business from being conducted by the Purchaser as it is currently being conducted; or (D) the termination or threatened termination of any non-material customer or supplier relationship, in each case of clauses (B), (C) and (D) above, such actions occurring as a result of the identity of the Purchaser or its Affiliates.

             "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

             "Permits" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

             "Permitted Encumbrances" means (i) Encumbrances set forth on
SCHEDULE 5.10(b), (ii) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (iii) workers or unemployment compensation liens arising in the ordinary course of business; and (iv) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

             "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

             "Proceedings" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

             "Representative" means officers, directors, employees, agents, attorneys, accountants and financial advisors of the Purchaser and the Sellers, as the case may be.

             "SEC" means the United States Securities and Exchange Commission.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Sublease" means a sublease agreement under which Leisegang subleases to the Purchaser each of (i) Suites 110 and 116 located at 6401 Congress Avenue, Boca Raton, Florida, for the period from the Closing Date until the end of the current lease term in 2001, and (ii) Suites 110 and 116 located at 6421 Congress Avenue, Boca Raton, Florida, for the period ending six months from the Closing Date, in each case on the same terms and conditions and the same costs as such suites are leased to Leisegang under the Florida Facility Lease.

12.15 REMEDIES.

      THE PARTIES SHALL EACH HAVE AND RETAIN ALL RIGHTS AND REMEDIES EXISTING IN THEIR FAVOR UNDER THIS AGREEMENT, AT LAW OR EQUITY, INCLUDING RIGHTS TO BRING ACTIONS FOR SPECIFIC PERFORMANCE AND INJUNCTIVE AND OTHER EQUITABLE RELIEF (INCLUDING, WITHOUT LIMITATION, THE REMEDY OF RESCISSION) TO ENFORCE OR PREVENT A BREACH OR ANY VIOLATION OF THIS AGREEMENT. ALL SUCH RIGHTS AND REMEDIES SHALL BE CUMULATIVE AND THE EXISTENCE, ASSERTION, PURSUIT OR EXERCISE OF ANY THEREOF BY A PARTY SHALL NOT PRECLUDE THE ASSERTION, PURSUIT OR EXERCISE BY SUCH PARTY OF ANY OTHER RIGHTS OR REMEDIES AVAILABLE TO IT.

                                  ARTICLE XIII

                           NETOPTIX AS REPRESENTATIVE

      By signing this Agreement, each Seller, for itself and its successors and assigns, hereby irrevocably authorizes NetOptix to execute and deliver and to take all action required or permitted under this Agreement (including the giving and receiving of all waivers, notices and consents, the receipt of service of process and the execution and delivery of all documents and agreements hereunder, including any amendments, waivers and consents which any Seller may provide hereunder, taking any action concerning the Escrow Fund including the bringing of any action and the settlement of any disputes and any releases in connection with the settlement of disputes or claims).

      Without limiting the generality of the foregoing paragraph, NetOptix is hereby irrevocably authorized by each Seller as its authorized agent to take all action or to refrain from taking any action which a Seller can take or refrain from taking under this Agreement or any Related Document, to accept and acknowledge on its behalf service of any and all legal process which may lawfully be served upon any Seller in any action, suit or proceeding under or relating to this Agreement in any court in the City and State of New York. Each Seller hereby irrevocably consents to the jurisdiction of any such court in any such action, suit or proceeding and agrees that service of such process upon it may be made on NetOptix, that such service shall be deemed in every respect effective service of process upon such Seller in any such action, suit or proceeding and shall be valid personal service whether or not such Seller shall then be doing, or at any time shall have done, business within the State of New York or then be present in person, or at any time shall have been present in person within such State, and any such service of process shall be of the same force and validity as if service were made upon him or it according to the Laws governing the validity of such service in such State. Each Seller hereby irrevocably waives all claims of error in respect of any such service.


    The authorization by Leisegang GmbH as provided for in this Article XIII shall terminate at the Closing.

                                  ARTICLE XIV

                                  JURISDICTION

14.1  MUTUAL WAIVER OF JURY TRIAL.

      BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY RELATED DOCUMENTS.

14.2  EXCLUSIVE JURISDICTION.

      EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH

ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT BY SUCH FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY. EACH PARTY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                                      * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                               THE PURCHASER:

                               COOPERSURGICAL ACQUISITION CORP.


                               By: /S/ Robert S. Weiss
                                  _____________________________________
                                     Name: Robert S. Weiss
                                     Title:  Executive Vice President, Treasurer
                                             and Chief Financial Officer

                               THE PARENT HEREBY GUARANTEES, AS PRIMARY AND
                               NOT AS SECONDARY OBLIGOR, ALL OBLIGATIONS OF
                               THE PURCHASER UNDER THIS AGREEMENT:

                               THE COOPER COMPANIES, INC.


                                 By: _____________________________________
                                     Name:
                                     Title:

                                THE SELLERS:

                                NETOPTIX CORPORATION


                                 By: _____________________________________
                                     Charles E. Ball
                                     Authorized Signatory


                                 LEISEGANG MEDICAL, INC.


                                 By: _____________________________________
                                     Charles E. Ball
                                     Authorized Signatory

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 THE PURCHASER:

                                 COOPERSURGICAL ACQUISITION CORP.


                                 By:
                                     _____________________________________
                                      Name:
                                      Title:

                                 THE PARENT HEREBY GUARANTEES, AS PRIMARY AND
                                 NOT AS SECONDARY OBLIGOR, ALL OBLIGATIONS OF
                                 THE PURCHASER UNDER THIS AGREEMENT:

                                 THE COOPER COMPANIES, INC.


                                 By: /S/ Gregory A. Fryling
                                     _____________________________________
                                      Name: Gregory A. Fryling
                                      Title: V.P. Corporate Development

                                 THE SELLERS:

                                 NETOPTIX CORPORATION


                                 By: _____________________________________
                                      Charles E. Ball
                                      Authorized Signatory


                                 LEISEGANG MEDICAL, INC.


                                 By: _____________________________________
                                      Charles E. Ball
                                      Authorized Signatory

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                 THE PURCHASER:

                                 COOPERSURGICAL ACQUISITION CORP.


                                 By:
                                     _____________________________________
                                      Name:
                                      Title:

                                 THE PARENT HEREBY GUARANTEES, AS PRIMARY AND
                                 NOT AS SECONDARY OBLIGOR, ALL OBLIGATIONS OF
                                 THE PURCHASER UNDER THIS AGREEMENT:

                                 THE COOPER COMPANIES, INC.


                                 By:
                                     _____________________________________
                                      Name:
                                      Title:

                                 THE SELLERS:

                                 NETOPTIX CORPORATION


                                 By:  /S/ Charles E. Ball
                                     _____________________________________
                                      Charles E. Ball
                                      Authorized Signatory


                                 LEISEGANG MEDICAL, INC.


                                 By:  /S/ Charles E. Ball
                                     _____________________________________
                                      Charles E. Ball
                                      Authorized Signatory

                                 GALENICA INC.


                                 By: /S/ Charles E. Ball
                                     _____________________________________
                                     Charles E. Ball
                                     Authorized Signatory


                                 LEISEGANG FEINMECHANIK-OPTIK GMBH


                                 By: /S/ Charles E. Ball
                                     _____________________________________
                                     Charles E. Ball
                                     Authorized Signatory